UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section

14(a) of the Securities

Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

☒	No fee required.

☐	Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SECURITY NATIONAL FINANCIAL CORPORATION

433 Ascension Way, 6th Floor

Salt Lake City, Utah 84123

May 6, 2022

Dear Stockholders:

On behalf of the Board of Directors (the “Board”), it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) to be held on Friday, June 17, 2022, beginning at 10:00 a.m., Mountain Daylight Time, at 433 Ascension Way, 1st Floor, Salt Lake City, Utah 84123. The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

The matters to be addressed at the meeting will include (1) the election of ten directors; (2) the approval of the Company’s 2022 Equity Incentive Plan; (3) amendment and restatement of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A and Class C common stock; (4) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (5) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022; and (6) the transaction of such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof. Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. I will also report on the Company’s business activities and answer any stockholder questions.

The Company will be providing access to its proxy materials over the Internet under the United States Securities and Exchange Commission’s “notice and access” rules. Accordingly, on or about May 6, 2022, you will receive a Notice of Internet Availability of Proxy Materials, which will provide instructions on how to access the Company’s Proxy Statement and 2021 Annual Report online. This approach conserves natural resources and reduces the Company’s printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. The notice also contains instructions on how to receive a paper copy of the Company’s proxy materials, including the Proxy Statement, the 2021 Annual Report, and a proxy card.

The Company intends to hold its Annual Stockholders Meeting in person. The Company will also provide a non- interactive broadcast of the meeting via the Internet. Please monitor the Company’s Annual Meeting website at www.securitynational.com/annualmeeting for updated information. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please promptly submit your proxy over the Internet by following the instructions found on your notice. As an alternative, you may follow the procedures outlined in your notice to request a paper proxy card to submit your vote by mail.

Thank you for your support of Security National Financial Corporation. We look forward to your attendance at the Annual Meeting.

Sincerely yours,

Scott M. Quist
Chairman of the Board, President, and Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION

433 Ascension Way, 6th Floor,

Salt Lake City, Utah 84123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON JUNE 17, 2022

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”), a Utah corporation, will be held on Friday, June 17, 2022, at 433 Ascension Way, 1st Floor, Salt Lake City, Utah 84123, beginning at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.	To elect a Board of Directors consisting of ten directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class, and the remaining seven directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;
2.	The approval of the Company’s 2022 Equity Incentive Plan;
3.	The approval of the amendment and restatement of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A and Class C common stock;
4.	The approval, on an advisory basis, the compensation of the Company’s named executive officers;
5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 14, 2022, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123 during the 20 days prior to the meeting.

By order of the Board of Directors,

Jeffrey R. Stephens
Senior General Counsel and
Secretary

May 6, 2022
Salt Lake City, Utah

Important Notice Regarding the Availability of Proxy Materials for the Security National Financial Corporation

Annual Meeting to be held on June 17, 2022

The Proxy Statement and the Company’s 2021 Annual Report are available at

www.securitynational.com/shareholders

Security National Financial Corporation

Proxy Statement

TABLE OF CONTENTS

General Information	1
Record Date and Voting Information	2
Internet Availability of Proxy Materials	2
Voting Shares at the Annual Meeting	3
Contingency Plan for Annual Meeting	3
Proposal 1 - Election of Directors	4
The Nominees	4
The Board of Directors, Board Committees, and Meetings	6
Executive Officers	9
Corporate Governance	10
Compensation of Executive Officers and Directors	11
Summary Compensation Table	11
Supplemental All Other Compensation Table	13
Grants of Plan-Based Awards	14
Outstanding Equity Awards	15
Option Awards Vesting Schedule	16
Compliance with Section 16(a) of the Securities Exchange Act of 1934	23
Security Ownership of Certain Beneficial Owners and Management	24
Report of the Compensation Committee	25
Report of the Audit Committee	27
Proposal 2 - Approval of the Company’s 2022 Equity Incentive Plan	28
Proposal 3 – Amendment and Restatement of our Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Class A and Class C Common Stock	34
Proposal 4 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	36
Proposal 5 - Ratification of Appointment of Independent Registered Public Accountants	37
Annual Report and Financial Statements	38
Exhibit I – The Company’s Proposed 2022 Equity Incentive Plan

SECURITY NATIONAL FINANCIAL CORPORATION

433 Ascension Way, 6th Floor

Salt Lake City, Utah 84123

PROXY STATEMENT

For Annual Meeting of Stockholders To

Be Held on Friday, June 17, 2022

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 17, 2022, at 433 Ascension Way, 1st Floor, Salt Lake City, Utah 84123, beginning at 10:00 a.m., Mountain Daylight Time, or at any adjournments or postponements thereof. The shares covered by the enclosed proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class, and seven nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123, Attention: Jeffrey R. Stephens, by submitting in writing a proxy bearing a later date, by authorizing a proxy again on a later date on the Internet or by telephone, or by attending the Annual Meeting and voting in person. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about May 6, 2022.

If a stockholder wishes to assign a proxy to someone other than the directors’ proxy committee, all names appearing on the proxy card must be crossed out and the name(s) of another person or persons (not more than two) inserted. The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) the approval of the Company’s 2022 Equity Incentive Plan; (3) amendment and restatement of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A and Class C common stock; (4) to approve, on an advisory basis, the compensation of the Company’s named executive officers; (5) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022; and (6) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on April 14, 2022, will be entitled to vote at the Annual Meeting. As of April 14, 2022, there were issued and outstanding (excluding treasury stock shares) 17,701,192 shares of Class A common stock, $2.00 par value per share, and 2,866,358 shares of Class C common stock, $2.00 par value per share, resulting in a total of 20,567,550 shares of Class A and Class C common stock issued and outstanding. A majority of the outstanding shares of Class A and Class C common stock (or 10,283,776 shares) will constitute a quorum for the transaction of business at the meeting. A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of 20 days before the Annual Meeting. In addition, as of December 31, 2021, there were issued and outstanding (including treasury stock) 17,642,722 shares of Class A common stock and 2,866,565 shares of Class C common stock.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting. If a proxy indicates a specification, it will be in accordance with the specification. If no specification is indicated, the proxy will be voted for approval of the election of the directors recommended by the Board of Directors; for approval of the Company’s 2022 Equity Incentive Plan; for the amendment and restatement of our Amended and Restated Articles of Incorporation to increase the number of authorized Shares of Class A and Class C common stock; for approval, on an advisory basis, of the compensation of the Company’s named executive officers; for the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022; and, in the discretion of the persons named in the proxy, to transact such other business that may properly come before the meeting, or any adjournments or postponements of the meeting. You may also vote in person by ballot at the Annual Meeting.

The Company’s Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for three of the ten directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Scott M. Quist, Gilbert A. Fuller and Robert G. Hunter, M.D.

The remaining seven directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Ludmya (Mia) B. Love, H. Craig Moody, Shital A. Mehta (a/k/a Alexandra Mysoor), S. Andrew Quist, John L. Cook, Jason G. Overbaugh and Adam G. Quist, with the Class A common stockholders having one vote per share and the Class C common stockholders having ten votes per share. For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together with the Class A common stockholders having one vote per share and the Class C common stockholders having ten votes per share. The Class A common stockholders will receive a different form of proxy than the Class C common stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Company will be providing access to its proxy materials over the Internet under the United States Securities and Exchange Commission’s “notice and access” rules. Accordingly, on or about May 6, 2022, stockholders will receive a Notice of Internet Availability of Proxy Materials, which will provide instructions on how to access the Company’s Proxy Statement and 2021 Annual Report online. This is designed to reduce the Company’s printing and mailing costs and the environmental impact of its proxy materials. The notice also contains instructions on how to receive a paper copy of the Company’s proxy materials, including the Proxy Statement, the 2021 Annual Report, and a proxy card.

Regardless of whether stockholders plan to participate in the Annual Meeting, stockholders should promptly submit their proxy over the Internet by following the instructions found on the notice. As an alternative, stockholders may follow the procedures outlined in the notice to request a paper proxy card in order to submit their vote by mail.

VOTING SHARES AT THE ANNUAL MEETING

Holders of record of the Company’s shares of Class A and Class C common stock as of the close of business on the record date, April 14, 2022, are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding shares of Class A and Class C common stock constitute the only classes of securities entitled to vote at the Annual Meeting and each share of Class A common stock entitles the holder to one vote and each share of Class C common stock entitles the holder to ten votes. There are three ways to authorize a proxy to vote the shares held by the holders of Class A common stock and Class C common stock:

1.	Vote by Internet - Holders of shares of Class A and Class C common stock can use the Internet at www.proxyvote.com to transmit voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on June 16, 2022. Such stockholders should have their proxy card in hand when they access the Company’s website and follow the instructions thereon to obtain their records and to create an electronic voting instruction form;

2.	Vote by Telephone - Stockholders located in the United States can authorize their proxy by touch-tone telephone by calling 1-800-690-6903 to transmit their voting instructions up until 11:59 p.m., Eastern Time on June 16, 2022. Stockholders should have their proxy card in hand when they call and then follow the instructions; or

3.	Vote by Mail - Stockholders receiving proxy materials by mail may authorize a proxy by mail by signing and dating the proxy, then returning it in the postage-paid envelop that has been provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If the holders of shares of Class A and Class C common stock are held in the name of a bank, broker or other holder of record, such stockholders will receive instructions from the holder of record. Stockholders must follow the instructions of the holder of record in order for shares to be voted. Internet and telephone proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If such shares are not registered in the stockholder’s own name and the stockholder plans to vote such shares in person at the Annual Meeting, such stockholder should contact such stockholder’s broker or agent to obtain a legal proxy or broker’s proxy card and submit it by mail or bring it to the Annual Meeting in order to vote.

Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card will vote as recommended by the Company’s Board of Directors on any matter for which a stockholder has not given instructions. The Board of Directors’ recommendations appear at the end of each of the proposals.

REVOKING A PROXY

Stockholders of record may revoke their proxy and change votes any time before their votes are cast by:

1.	Giving written notice of revocation to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123 prior to the Annual Meeting.

2.	Authorizing a proxy again on a later date on the Internet or by telephone (only the latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted);

3.	Signing and forwarding to the Company a later-dated proxy; or

4.	Attending the Annual Meeting and voting shares of the Company’s Class A common stock or Class C common stock in person.

PLAN FOR ANNUAL MEETING

The Company intends to hold its Annual Stockholders Meeting in person and to provide a non-interactive broadcast of the meeting via the Internet. The Company is actively monitoring the coronavirus (COVID-19) and is sensitive to the public health and travel concerns that its stockholders may have and the protocols that federal, state, and local governments may impose. Access to the meeting broadcast will be at www.securitynational.com/annualmeeting. Whether or not you are planning on attending in person, please monitor the Company’s website at www.securitynational.com/annualmeeting for updated information at least one week prior to the meeting date. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Nominees

It is proposed that the Company’s Board of Directors shall consist of ten directors. All directors are elected annually to serve until the next annual meeting of the stockholders, until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The nominees for the upcoming election of directors include six independent directors, as defined in the applicable rules for companies whose stock is traded on The Nasdaq Stock Market, and four members of the Company’s senior management. All ten of the nominees for director have served as directors since the Annual Meeting held on June 25, 2021.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company

Scott M. Quist	68	1986	Chairman of the Board, President, and Chief Executive Officer
Robert G. Hunter, M.D.	62	1998	Director
Gilbert A. Fuller	81	2012	Director

The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company

Jason G. Overbaugh	47	2013	Vice President, National Marketing Director of Life Insurance and Director
John L. Cook	67	2013	Director
Ludmya B. Love	46	2021	Director
H. Craig Moody	70	1995	Director
Shital A. Mehta	41	2021	Director
S. Andrew Quist	41	2013	Vice President, General Counsel, and Director
Adam G. Quist	36	2021	Vice President – Memorial Services, Assistant Secretary, General Counsel and Director

The following is a description of the business experience of each of the nominees and directors.

Scott M. Quist has served as Chairman of the Board and Chief Executive Officer of the Company since 2012. Mr. Quist also serves as the Company’s President, a position he has held since 2002. He has additionally served as a director of the Company since 1986. From 1993 to 2013, Mr. Quist served as Treasurer and a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, and as its President from 1990 to 2000. From 1986 to 1991, Mr. Quist was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. He has also served as a regional director of Key Bank of Utah since 1993. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree also from Brigham Young University. Mr. Quist’s significant expertise and deep understanding of the technical, organizational and strategic business aspects of the insurance industry, his management expertise, his 20-year tenure as President of the Company and 35-year tenure as a director, and his years of business and leadership experience led the Board of Directors to conclude that Mr. Quist should continue to serve as Chairman of the Board, President, and Chief Executive Officer of the Company, and that his service in these capacities serves the best interests of the stockholders and encourages accountability and effective decision making.

John L. Cook has served as a director of the Company since 2013. Mr. Cook has served since 1982 as co-owner and operator of Cook Brothers Painting, Inc., a company that provides painting services for contractors and builders of residential and commercial properties. Mr. Cook attended the University of Utah. As a director Mr. Cook advises the Board concerning the Company’s investments in commercial and residential real estate projects. Moreover, Mr. Cook’s extensive background in construction and building is important as the Company continues to acquire new real estate holdings and develop its current portfolio of undeveloped land. Mr. Cook’s years of experience in the construction industry and with construction projects led the Board of Directors to conclude that he should continue to serve as a director of the Company.

Jason G. Overbaugh has served as a director of the Company since 2013. Mr. Overbaugh has also served as a Vice President and the Assistant Secretary of the Company from 2002 to 2013. Mr. Overbaugh has additionally served as Vice President and National Marketing Director of Security National Life Insurance Company since 2006. From 2003 to 2006, he served as a Vice President of Security National Life Insurance Company with responsibilities as an investment manager over construction lending and commercial real estate investments. From 2000 to 2003, Mr. Overbaugh served as a Vice President of Memorial Estates, Inc., with responsibilities over operations and sales. Mr. Overbaugh has served since 2007 as a director of the LOMA Life Insurance Council, a trade association of life insurance companies. He is also a member of the NFDA Trade Association. Mr. Overbaugh received a B.S. degree in Finance from the University of Utah. Mr. Overbaugh’s expertise in insurance and marketing, and his 25 years of experience with the Company in its insurance, real estate, and mortuary and cemetery operations led the Board of Directors to conclude that he should continue to serve as a director of the Company.

Gilbert A. Fuller has served as a director of the Company since 2012. From 2006 until his retirement in 2008, Mr. Fuller served as Executive Vice President, Chief Financial Officer, and Secretary of USANA Health Sciences, Inc., a multinational manufacturer and direct seller of nutritional supplements. Mr. Fuller joined USANA in 1996 as the Vice President of Finance and served in that role until 1999 when he was appointed as its Senior Vice President. Mr. Fuller has served as a member of the Board of Directors of USANA since 2008. Mr. Fuller received a B.S. degree in Accounting and an M.B.A. degree from the University of Utah. Mr. Fuller’s accounting, finance, and corporate strategy expertise and his years of financial, accounting and business experience with public and private companies, including USANA Health Sciences, Inc., which is listed on the New York Stock Exchange, where he served as an executive officer and continues to serve as a director, led the Board of Directors to conclude that he should continue to serve as a director of the Company.

Robert G. Hunter, M.D. has served as a director of the Company since 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter is Department Head of Otolaryngology, Head, and Neck Surgery at Intermountain Medical Center and a past President of the medical staff of the Intermountain Medical Center. He is also a delegate to the Utah Medical Association and has served as a delegate representing the State of Utah to the American Medical Association. Dr. Hunter holds a B.S. degree in Microbiology from the University of Utah and received his medical degree from the University of Utah College of Medicine. Dr. Hunter’s medical expertise and experience, and his administrative and leadership experience from serving in a number of administrative positions in the medical profession led the Board of Directors to conclude that he should continue to serve as a director of the Company.

Ludmya (Mia) B. Love has served as a director of the Company since 2021. Ms. Love served two terms (2015-2019) as the United States Representative for Utah’s 4th Congressional District. While serving in Congress, Ms. Love was a member of the prestigious House Financial Services Committee. She also served on the Terrorism and Illicit Finance Subcommittee, the Monetary Policy and Trade Subcommittee, and the Financial Institutions and Consumer Credit Subcommittee. Prior to her service in Congress, Ms. Love served for ten years on the Saratoga Springs City Council and as Mayor of Saratoga Springs, Utah. Ms. Love received a Bachelor of Fine Arts degree from the University of Hartford. She was also awarded an Honorary Doctorate of Law degree from the University of Hartford. Ms. Love taught as a Fellow at the Georgetown University Institute of Politics, as part of the Fall 2020 cohort, and is currently a Senior Fellow for the United States Study Center for Politics in Sydney Australia. Ms. Love is also a regular political commentator on CNN cable news network. Ms. Love’s experience and leadership in financial and governmental affairs led the Board of Directors to conclude that she should continue to serve as a director of the Company.

H. Craig Moody has served as a director of the Company since 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah. From 1989 to 1992, Mr. Moody was Co-Chairman of the Utah Legislative Audit Committee. Mr. Moody received a B.S. degree in Political Science from the University of Utah. Mr. Moody’s real estate and governmental affairs expertise and years of business and leadership experience led the Board of Directors to conclude that he should continue to serve as a director of the Company.

Shital A. Mehta (a/k/a Alexandra Mysoor) has served as a director of the Company since 2021. Ms. Mehta is the founder and Chairwoman of Mysoor Industries, a multinational conglomerate involved in manufacturing, e-commerce, media, trading, and investments. Ms. Mehta is a self-made entrepreneur and operating executive. Ms. Mehta started her first company, a digital marketing agency, at the age of 24 and subsequently co-founded a social commerce company engaged in accelerating socially and environmentally conscious living. Ms. Mehta is also the executive producer and host of The Alexandra Mysoor Show, which airs on Rukus Avenue Radio, Dash Radio, YouTube, Amazon, Spotify, JioSaavn and wherever podcasts are found. Ms. Mehta received a Bachelor of Arts degree from the University of California at Berkeley in Interdisciplinary Field Studies and studied fashion at the Fashion Institute of Design & Merchandising in Los Angeles. Ms. Mehta’s experience in administration, marketing, sales, and e-commerce led the Board of Directors to conclude that she should continue to serve as a director of the Company.

S. Andrew Quist has served as a director of the Company since 2013. Mr. Andrew Quist has also served as a Vice President of the Company since 2010. In addition, from 2007 to 2017, he served as the Company’s Associate General Counsel, and since 2017, has served as the Company’s General Counsel, where his responsibilities have included the Company’s regulatory matters and acquisitions. In addition, Mr. Quist has served as Executive Vice President and Chief Operating Officer since 2010, and as Vice President from 2008 to 2010 of C&J Financial, LLC, which funds the purchase of funeral and burial policies from funeral homes after the death of the insureds. Mr. Quist has also served since 2013 as a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies. From 2014 to 2016, he served as President of the NALC. Mr. Quist previously served as President of the Utah Life Convention, a consortium of Utah domestic life insurers. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree from the University of Southern California. Mr. Quist is a member of the State Bar of California. Mr. Quist’s expertise in insurance, legal, and regulatory matters led the Board of Directors to conclude that he should continue to serve as a director of the Company.

Adam G. Quist has served as Vice President – Memorial Services and Assistant Secretary of the Company since 2015 and as a director of the Company since 2021. From 2015 to 2017, he also served as the Company’s Associate General Counsel. Since 2017, Mr. Quist has served as the Company’s General Counsel. Mr. Quist has also served since 2015 as Vice President of Memorial Estates, Inc. (“Memorial Estates”) and since 2016 as Chief Operating Officer of Memorial Estates. Additionally, Mr. Quist has served since 2015 as Vice President of Memorial Mortuary, Inc. (“Memorial Mortuary”) and since 2016 as Chief Operating Officer of Memorial Mortuary. Both Memorial Estates and Memorial Mortuary are wholly owned subsidiaries of the Company. Mr. Quist has served on the ACLI’s Life Insurance Committee since 2019. Additionally, he has been serving on the Board of Directors for Special Olympics Utah since January 2021. Mr. Quist holds a B.S. degree and a Master’s degree in Accounting with an emphasis on taxation from Brigham Young University. He received his law degree from the University of Utah. Mr. Quist is a member of the Utah State Bar. Mr. Quist’s expertise in administration, insurance, legal, and accounting matters led the Board of Directors to conclude that he should continue to serve as a director of the Company.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

The Board of Directors, Board Committees, and Meetings

The Company’s Bylaws provide that the Board of Directors shall consist of not fewer than five nor more than twelve. The term of office of each director is for a period of one year, until their successors are duly elected and qualified or until their earlier resignation or removal. A director is not required to be a resident of the State of Utah or a stockholder of the Company. The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2021. Each of the directors attended 75% or more of the meetings of the Board of Directors during 2021.

The size of the Board of Directors of the Company is proposed to be ten members. A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The Nasdaq Stock Market. The Board of Directors has affirmatively determined that six of the ten nominees for the Board of Directors, namely John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody, Ludmya B. Love and Shital A. Mehta are independent under the listing standards of The Nasdaq Stock Market.

Unless authority is withheld by your proxy, it is intended that the Class A or Class C common stock represented by your proxy will be voted for the respective nominees listed above. If any nominee should not serve for any reason, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee would be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he or she was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the father of S. Andrew Quist and Adam G. Quist and the uncle of Jason G. Overbaugh.

Board Leadership Structure

Mr. Scott M. Quist, our CEO, is also the Chairman of the Board. Our Board has determined that having the same individual hold both positions is in the best interests of the Company and our stockholders, and consistent with good corporate governance for the following reasons:

●	Our CEO is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our Company.
●	A single Chairman and CEO provides strong and consistent leadership for the Company without risking overlap or conflict of roles.
●	Oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board. We believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

Board Committees

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company’s internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of John L. Cook, Gilbert A. Fuller (Chairman of the committee), H. Craig Moody, Ludmya B. Love and Shital A. Mehta. During 2021, the Audit Committee met on three occasions. The Board has determined that Gilbert A. Fuller is an audit committee financial expert as defined in Item 407(d) of Regulation S-K under the Exchange Act.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company’s subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plans, Non-Qualified Deferred Compensation Plan, granting of options and other awards under the stock option and incentive plans, and creating other employee compensation plans. The Compensation Committee consists of John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the Committee), Ludmya B. Love and Shital A. Mehta. The Compensation Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market. During 2021, the Compensation Committee met on three occasions.

At our annual meeting of shareholders held on June 25, 2021, we submitted the compensation of our named executive officers to our shareholders in a non-binding vote. Our executive compensation program received the votes totaling 36,007,714 for our executive compensation program and 268,230 votes against, with 100,054 abstentions. The Compensation Committee will continue to review the future shareholder voting results and determine whether changes should be made to our executive compensation program based on such voting results.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Gilbert A. Fuller, H. Craig Moody, S. Andrew Quist, and Scott M. Quist (Chairman of the committee). During 2021, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members consistent with the criteria approved by the Board, recommends to the Board the persons to be nominated by the Board for election as directors at a meeting of stockholders, and develops and recommends to the Board a set of corporate governance principles. The Nominating and Corporate Governance Committee consists of John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), Ludmya B. Love and Shital A. Mehta. The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market. During 2021, the Nominating and Corporate Governance Committee met on two occasions.

Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the members of the Nominating and Corporate Governance Committee, Chairman of the Board or other Board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from Board members and senior management and, if necessary, obtains advice from legal or other advisors; (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the Board for inclusion in the slate of directors at the annual meeting. The evaluation process is the same whether a nominee is recommended by a stockholder or by a member of the Board of Directors.

Meetings of Non-Management Directors

The Company’s independent directors meet regularly in executive session without management. The Board of Directors has designated a lead director to preside at executive sessions of independent directors. Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for Scott M. Quist, Jason G. Overbaugh, Adam G. Quist, and S. Andrew Quist are set forth above):

Name	Age	Title
Scott M. Quist	68	Chairman of the Board, President, Chief Executive Officer, and Director
Garrett S. Sill	51	Chief Financial Officer and Treasurer
S. Andrew Quist[1]	41	Vice President, General Counsel, and Director
Jason G. Overbaugh[1]	47	Vice President, National Marketing Director of Life Insurance, and Director
Jeffrey R. Stephens	68	Senior General Counsel and Secretary
Stephen C. Johnson	65	Vice President – Mortgage Operations
Adam G. Quist[1]	36	Vice President – Memorial Services, Assistant Secretary, and General Counsel

1 Scott M. Quist is the father of S. Andrew Quist and Adam G. Quist, and the uncle of Jason G. Overbaugh.

Garrett S. Sill has served as Chief Financial Officer and Treasurer of the Company since 2013. From 2011 to 2013, Mr. Sill served as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company. From 2002 to 2011, Mr. Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company, a wholly owned subsidiary of the Company. Mr. Sill is a certified public accountant, having been licensed since 2002. He holds a B.A. degree in Accounting from Weber State University and a Master’s degree in Business Administration (M.B.A. degree) from the University of Utah. Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

Jeffrey R. Stephens has served as Senior General Counsel of the Company since 2017, as General Counsel from 2006 to 2017, and as Secretary of the Company since 2008. Mr. Stephens was in private practice from 1981 to 2006 in the States of Washington and Utah. Mr. Stephens holds a B.A. degree in Geography from the University of Utah and received his law degree from Brigham Young University. Mr. Stephens is a member of the Utah State Bar Association and the Washington State Bar Association.

Stephen C. Johnson has served as the Vice President of Mortgage Operations of the Company and as the President of SecurityNational Mortgage since 2016. Prior to Mr. Johnson’s appointment as President of SecurityNational Mortgage. Mr. Johnson served as Executive Vice President and Chief Operating Officer of SecurityNational Mortgage. Mr. Johnson has over 30 years of experience at the executive management level in the mortgage banking industry. Mr. Johnson holds a B.A. degree in International Relations from Brigham Young University and a Master’s degree in International Management and Finance from the American Graduate School of International Management (Thunderbird).

The Board of Directors of the Company has a written procedure that requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company’s interests.

All executive officers and directors of the Company hold office until the next Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier resignation or removal.

Corporate Governance

Corporate Governance Guidelines. The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the Board, director qualifications and responsibilities, and various processes and procedures designed to ensure effective and responsive governance. The Board of Directors has also adopted written charters for its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The guidelines and committee charters are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines and the committee charters is published on the Company’s website at www.securitynational.com/governance. A copy of the committee charters and guidelines may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123.

Code of Business Conduct and Ethics. All of the Company’s officers, employees, and directors are required to comply with the Company’s Code of Business Conduct and Ethics to help ensure that the Company’s business is conducted in accordance with appropriate standards of ethical behavior. The Company’s Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company’s business. Employees are required to report any violations or suspected violations of the Code. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct and Ethics is published on the Company’s website at www.securitynational.com/governance. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123.

Board Diversity. The Company is committed to diversity and inclusion, and believes it is important that the Board is composed of individuals representing the diversity of our communities. The table below reports self-identified gender and demographic statistics for the Board, as constituted prior to the Annual Meeting, in the format required by the Nasdaq Marketplace Rules.

Board Diversity Matrix (as of March 31, 2022)
Total Number of Directors 10
Part I: Gender Identity	Female	Male
	2	8
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		8
Two or More Races or Ethnicities
LGBTQ+
Did Note Disclose Demographic Background
Directors who are military veterans:
Directors with disabilities:

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The table below sets forth fiscal year 2021 and 2020 compensation information for (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, and (iii) the Company’s three other executive officers, who, based on their total compensation, were the most highly compensated executive officers in 2021. The Company refers to them in this Proxy Statement collectively as the “Named Executive Officers.”

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation on Change in Pension Value and Earnings($)(1)	All other Compensation($)(2)	Total($)

Scott M. Quist	2021	$588,950	$429,300	$149,410	-	-	$50,978	$1,218,638
Chairman, President and Chief Executive Officer	2020	$558,950	$157,800	$29,289	-	-	$49,969	$796,008

Garrett S. Sill	2021	$259,167	$338,000	$89,346	-	-	$39,110	$725,623
Chief Financial Officer and Treasurer	2020	$239,333	$112,000	$17,243	-	-	$37,986	$406,562

Stephen C. Johnson	2021	$360,000	$394,447	$29,939	-	-	$25,501	$809,887
Vice President of Mortgage Operations	2020	$360,000	$284,828	$6,896	-	-	$24,400	$676,124|

S. Andrew Quist	2021	$285,667	$339,325	$179,455	-	-	$35,066	$839,513
Vice President and General Counsel	2020	$265,667	$138,325	$27,589	-	-	$33,561	$465,142

Jeffrey R. Stephens	2021	$219,875	$96,025	$22,454	-	-	$27,894	$366,248
Senior General Counsel and Secretary	2020	$205,167	$30,275	$5,172	-	-	$24,928	$265,542

(1)	The amounts indicated under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” consist of amounts that the Company contributed into a trust for the benefit of the Named Executive Officers under the Company’s Non-Qualified Deferred Compensation Plan.

(2)	The amounts indicated under “All Other Compensation” consist of the following amounts that the Company paid for the benefit of the Named Executive Officers:

	(a)	payments related to the operation of automobiles for Scott M. Quist ($7,200 for each of the years 2021 and 2020); Garrett S. Sill ($4,200 for 2021 and $4,400 for 2020) and, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens (nil for each of the years 2021 and 2020). However, such payments do not include the furnishing of an automobile by the Company to Scott M. Quist, nor the payment of insurance and property taxes with respect to the automobile operated by such executive officer;
	(b)	group life insurance premiums that the Company paid to a group life insurance plan for Scott M. Quist, Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens ($114 for each of the years 2021 and 2020);
	(c)	life insurance premiums that the Company paid for the benefit of Scott M. Quist ($15,765 for each of the years 2021 and 2020); and Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens (nil for each of the years 2021 and 2020);
	(d)	medical insurance premiums that the Company paid to a medical insurance plan for Scott M. Quist ($15,849 for 2021 and $15,118 for 2020); Garrett S. Sill ($22,806 for 2021 and $21,756 for 2020); Stephen C. Johnson ($12,321 for 2021 and $11,764 for 2020); S. Andrew Quist ($22,806 for 2021 and $21,756 for 2020); and Jeffrey R. Stephens ($15,849 for 2021 and $15,118 for 2020);
	(e)	long term disability insurance premiums that the Company paid to a provider of such insurance for Scott M. Quist ($450 for 2021 and $372 for 2020), Garrett S. Sill ($390 for 2021 and $316 for 2020), Stephen C. Johnson ($450 for 2021 and $372 for 2020), S. Andrew Quist ($430 for 2021 and $339 for 2020), and Jeffrey R. Stephens ($331 for 2021 and $278 for 2020);
	(f)	contributions that the Company made to defined contribution plans for Scott M. Quist ($11,600 for 2021 and $11,400 for 2020); Garrett S. Sill ($11,600 for 2021 and $11,400 for 2020); Stephen C. Johnson ($11,600 for 2021 and $11,400 for 2020); S. Andrew Quist ($11,497 for 2021 and $10,927 for 2020); and Jeffrey R. Stephens ($11,600 for 2021 and $9,418 for 2020);
	(g)	contributions that the Company made to health savings accounts for Scott M. Quist, Garrett S. Sill, S. Andrew Quist and Jeffrey R. Stephens (nil for each of the years 2021 and 2020); and Stephen C. Johnson ($1,016 for 2021 and $750 for 2020); and
	(h)	gym membership incentives for Scott M. Quist, Garrett S. Sill, and Stephen C. Johnson (nil for each of the years 2021 and 2020); S. Andrew Quist ($219 for 2021 and $425 for 2020); and Jeffrey R. Stephens (nil for each of the years 2021 and 2020);

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

The table below sets forth all other compensation provided to the Named Executive Officers for fiscal years 2021 and 2020.

Name of Executive Officer	Year	Perks and Other Personal Benefits	Tax Reimbursements	Discounted Securities Purchases	Payments/Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Dividend or Earnings on Stock or Option Awards	Other

Scott M. Quist	2021	$7,200	-	-	-	$11,600	$32,178	–	–
	2020	$7,200	-	-	-	$11,400	$31,369	–	–

Garrett S. Sill	2021	$4,200	-	-	-	$11,600	$23,310	–	–
	2020	$4,400	-	-	-	$11,400	$22,186	–	–

Stephen C. Johnson	2021	–	-	-	-	$11,600	$13,901	–	–
	2020	–	-	-	-	$11,400	$13,000	–	–

S. Andrew Quist	2021	$219	-	-	-	$11,497	$23,350	–	–
	2020	$425	-	-	-	$10,927	$22,209	–	–

Jeffrey R. Stephens	2021	–	-	-	-	$11,600	$16,294	–	–
	2020	–	-	-	-	$9,418	$15,510	–	–

GRANTS OF PLAN-BASED AWARDS

The table below sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2021.

Name of		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock and Option
Executive	Grant	Threshold	Target	Maximum	Options	Awards	Date	Awards
Officer	Date	($)	($)	($)	(#)	($/Sh)	($/Sh)	($)

Scott M. Quist	12/3/21	–	–	–	50,000	$9.48	$8.62	$149,410

Garrett S. Sill	12/3/21	–	–	–	30,000	$8.62	$8.62	$89,346

Stephen C. Johnson	12/3/2021	–	–	–	10,000	$8.62	$8.62	$29,939

S. Andrew Quist	12/3/2021	–	–	–	60,000	$8.62	$8.62	$179,455

Jeffrey R. Stephens	12/3/2021	–	–	–	7,500	$8.62	$8.62	$22,454

OUTSTANDING EQUITY AWARDS

The table below sets forth information concerning outstanding equity awards held by Named Executive Officers at December 31, 2021.

	Option Awards							Stock Awards
Name of Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (1) (#)		Option Exercise Price (2) ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott M. Quist	12/1/17	93,443		—		$4.42	12/01/22	—	—	—	—	—
	11/30/18	83,059		—		5.07	11/30/23	—	—	—	—	—
	12/6/19	56,504	(5)	—		5.04	12/06/24	—	—	—	—	—
	3/27/20	53,813	(6)	—		3.66	03/27/25	—	—	—	—	—
	12/3/21	—		50,000	(7)(8)	9.48	12/03/26	—	—	—	—	—

Garrett S. Sill	12/6/13	6,059		—		$3.14	12/06/23	—	—	—	—	—
	7/2/14	5,770		—		2.93	07/02/24	—	—	—	—	—
	12/5/14	11,538		—		3.43	12/05/24	—	—	—	—	—
	12/1/17	18,689	(3)	—		4.01	12/01/27	—	—	—	—	—
	11/30/18	23,731	(4)	—		4.62	11/30/28	—	—	—	—	—
	12/6/19	28,251	(5)	—		4.81	12/06/29	—	—	—	—	—
	3/27/20	26,906	(6)	—		3.49	03/27/30
	12/3/21	—		30,000	(7)(8)	8.62	12/03/31	—	—	—	—	—

Stephen C. Johnson	12/6/13	4,543		—		$3.14	12/06/23	—	—	—	—	—
	12/5/14	8,654		—		3.43	12/05/24	—	—	—	—	—
	12/4/15	13,736		—		4.82	12/04/25	—	—	—	—	—
	12/2/16	6,542		—		5.31	12/02/26	—	—	—	—	—
	12/1/17	12,458		—		4.01	12/01/27	—	—	—	—	—
	12/6/19	11,301		—		4.81	12/06/29	—	—	—	—	—
	3/27/20	10,763		—		3.49	03/27/30
	12/3/21	—		10,000	(8)	8.62	12/03/31	—	—	—	—	—

S. Andrew Quist	4/13/12	23,852		—		$0.96	04/13/22	—	—	—	—	—
	12/6/13	15,144		—		3.14	12/06/23	—	—	—	—	—
	7/2/14	14,423		—		2.93	07/02/24	—	—	—	—	—
	12/5/14	28,847		—		3.43	12/05/24	—	—	—	—	—
	12/4/15	27,473		—		4.82	12/04/25	—	—	—	—	—
	12/2/16	26,165		—		5.31	12/02/26	—	—	—	—	—
	12/1/17	24,919	(3)	—		4.01	12/01/27	—	—	—	—	—
	11/30/18	29,665	(4)	—		4.62	11/30/28	—	—	—	—	—
	12/6/19	45,203	(5)	—		4.81	12/06/29	—	—	—	—	—
	3/27/20	43,050	(6)	—		3.49	03/27/30	—	—	—	—	—
	12/3/21	—		60,000	(7)(8)	8.62	12/03/31	—	—	—	—	—

Jeffrey R. Stephens	7/2/14	3,607		—		$2.93	07/02/24	—	—	—	—	—
	12/5/14	7,212		—		3.43	12/05/24	—	—	—	—	—
	12/4/15	6,869		—		4.82	12/04/25	—	—	—	—	—
	12/2/16	6,542		—		5.31	12/02/26	—	—	—	—	—
	12/1/17	6,231		—		4.01	12/01/27	—	—	—	—	—
	11/30/18	8,900		—		4.62	11/30/28	—	—	—	—	—
	12/6/19	8,476		—		4.81	12/06/29	—	—	—	—	—
	3/27/20	8,072		—		3.49	03/27/30	—	—	—	—	—
	12/3/21	—		7,500	(8)	8.62	12/03/31	—	—	—	—	—

(1)	Except for options granted to Scott M. Quist that have five-year terms, such grants have ten-year terms. The vesting of any unvested shares is subject to the recipient’s continuous employment. This reflects the equivalent of Class A common shares.
(2)	Exercise prices have been adjusted for the effect of annual stock dividends.
(3)	On December 1, 2017, Garrett S. Sill was granted stock options to purchase 15,000 shares of Class A common stock at an exercise price of $4.01 per share or 15,000 shares of Class C common stock at an exercise price of $4.01 per share, or any combination thereof. Also, on December 1, 2017, S. Andrew Quist was granted stock options to purchase 20,000 shares of Class A common stock at an exercise price of $4.01 per share or 20,000 shares of Class C common stock at an exercise price of $4.01 per share, or any combination thereof.
(4)	On November 30, 2018, Garrett S. Sill was granted stock options to purchase 20,000 shares of Class A common stock at an exercise price of $4.62 per share or 20,000 shares of Class C common stock at an exercise price of $4.62 per share, or any combination thereof. Also, on November 30, 2018, S. Andrew Quist was granted stock options to purchase 25,000 shares of Class A common stock at an exercise price of $4.62 per share or 20,000 shares of Class C common stock at an exercise price of $4.62 per share, or any combination thereof.

(5)	On December 6, 2019, Scott M. Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $5.04 per share or 50,000 shares of Class C common stock at an exercise price of $5.04 per share, or any combination thereof. Also, on December 6, 2019, Garrett S. Sill was granted stock options to purchase 25,000 shares of Class A common stock at an exercise price of $4.81 per share or 25,000 shares of Class C common stock at an exercise price of $4.81 per share, or any combination thereof. Also, on December 6, 2019, S. Andrew Quist was granted stock options to purchase 40,000 shares of Class A common stock at an exercise price of $4.81 per share or 40,000 shares of Class C common stock at an exercise price of $4.81 per share, or any combination thereof.
(6)	On March 27, 2020, Scott M. Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $3.66 per share or 50,000 shares of Class C common stock at an exercise price of $3.66 per share, or any combination thereof. Also, on March 27, 2020, Garrett S. Sill was granted stock options to purchase 25,000 shares of Class A common stock at an exercise price of $3.49 per share or 25,000 shares of Class C common stock at an exercise price of $3.49 per share, or any combination thereof. Also, on March 27, 2020, S. Andrew Quist was granted stock options to purchase 40,000 shares of Class A common stock at an exercise price of $3.49 per share or 40,000 shares of Class C common stock at an exercise price of $3.49 per share, or any combination thereof.
(7)	On December 3, 2021, Scott M. Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $9.48 per share or 50,000 shares of Class C common stock at an exercise price of $9.48 per share, or any combination thereof. Also, on December 3, 2021, Garrett S. Sill was granted stock options to purchase 30,000 shares of Class A common stock at an exercise price of $8.62 per share or 30,000 shares of Class C common stock at an exercise price of $8.62 per share, or any combination thereof. Also, on December 3, 2021, S. Andrew Quist was granted stock options to purchase 60,000 shares of Class A common stock at an exercise price of $8.62 per share or 60,000 shares of Class C common stock at an exercise price of $8.62 per share, or any combination thereof.
(8)	Stock options vest at the rate of 25% of the total number of shares per quarter over a one-year period after the grant date.

OPTION AWARDS VESTING SCHEDULE

The table below sets forth the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options — Unexercisable” column of the table above.

Grant Date	Vesting
4/13/12	These options vested 25% per quarter over a one year period after the grant date.
12/06/13	These options vested 25% per quarter over a one year period after the grant date.
07/02/14	These options vested 25% per quarter over a one year period after the grant date.
12/05/14	These options vested 25% per quarter over a one year period after the grant date.
12/04/15	These options vested 25% per quarter over a one year period after the grant date.
12/02/16	These options vested 25% per quarter over a one year period after the grant date.
12/01/17	These options vested 25% per quarter over a one year period after the grant date.
11/30/18	These options vested 25% per quarter over a one year period after the grant date.
12/06/19	These options vested 25% per quarter over a one year period after the grant date.
03/27/20	These options vested 25% per quarter over a one year period after the grant date.
12/03/21	These options vest 25% per quarter over a one year period after the grant date.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott M. Quist	104,656	$312,921	—	—
Garrett S. Sill	—	—	—	—
Stephen C. Johnson	8,870	64,056	—	—
S. Andrew Quist	—	—	—	—
Jeffrey R. Stephens	7,394	46,603	—	—

PENSION BENEFITS

The table below sets forth the present value as of December 31, 2021 of the benefit of the Named Executive Officers under the defined benefit pension plan.

Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Scott M. Quist	None	—	—	—
Garrett S. Sill	None	—	—	—
Stephen C. Johnson	None	—	—	—
S. Andrew Quist	None	—	—	—
Jeffrey R.Stephens	None	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information as of December 31, 2021 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, aggregated as follows: (i) all compensation plans previously approved by security holders; and (ii) all compensation plans not previously approved by security holders.

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by stockholders (1)	1,845,497	(2)	$4.61	(2)	249,065	(3)
Equity compensation plans not approved by stockholders	0		-		0

(1)	This reflects the 2013 Amended and Restated Stock Option and other Equity Incentive Awards Plan (the “2013 Plan”) and the 2014 Amended and Restated Director Stock Option Plan (the “2014 Director Plan”). The 2013 Plan was approved by the stockholders at the annual stockholders meeting held on July 12, 2013, which reserved 450,000 shares of Class A common stock, of which 150,000 shares of Class C common stock could be issued as an alternative to up to 150,000 shares of Class A common stock. The 2014 Director Plan was approved by stockholders at the annual stockholders meeting held on July 2, 2014, which reserved 150,000 shares of Class A common stock for issuance thereunder. The 2013 Plan was amended by the stockholders at the annual stockholders meeting held on July 1, 2015 to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the Plan, of which up to 200,000 Class C common shares may be issued as an alternative to up to 200,000 shares of Class A common stock. The 2013 Plan was further amended by the stockholders at the annual stockholders meeting held on June 29, 2017 to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the Plan, of which up to 250,000 Class C common shares may be issued as an alternative to up to 250,000 shares of Class A common stock. The 2013 Plan was further amended by the stockholders at the annual stockholders meeting held on June 26, 2020 to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the Plan, of which up to 350,000 Class C common stock may be issued as an alternative to up to 350,000 shares of Class A common stock. The 2014 Director Plan was amended by the stockholders at the annual stockholders meeting held on June 26, 2020 to authorize an additional 100,000 shares of Class A common stock to be available for issuance under the Plan.
(2)	The weighted average exercise prices reflect solely the shares of Class A common stock that will be issued upon exercise of outstanding options.

(3)	This number includes 201,113 shares of Class A common stock available for future issuance under the 2013 Plan, and 47,952 shares of Class A common stock available for future issuance under the 2014 Director Plan.

Employment Agreement with Scott M. Quist

On December 4, 2012, the Company entered into an employment agreement with Scott M. Quist, Chairman of the Board, President, and Chief Executive Officer of the Company. The agreement was for a six-year term beginning on December 4, 2012 and ending on December 4, 2018. Under the terms of the Agreement, the Board of Directors may, in its sole discretion, extend the term of the agreement for an additional four-year term provided that Mr. Quist has continued to perform his duties with usual and customary care, diligence and prudence commensurate with his position with the Company. In addition, Mr. Quist is required to perform such additional duties as may be assigned to him from time to time by the Company’s Board of Directors.

Effective December 4, 2018, the Board members approved a motion to extend Mr. Quist’s employment agreement for an additional four-year term ending December 2022. Mr. Quist abstained from voting on the motion to extend his employment agreement for the additional four-year term. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company, serving as Chairman of the Board, President and Chief Executive Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life. In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of its current level of compensation.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist’s current compensation and benefits for seven years following the merger or sale. The employment agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of twenty years in annual installments in the amount equal to 75% of his then current level of compensation. In the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $900,000 and $900,000 during the years ended December 31, 2021 and 2020, respectively, to cover the present value of anticipated retirement benefits under the employment agreement. The liability accrued was $7,556,363 and $6,656,363 as of December 31, 2021 and 2020, respectively.

Independent Director Compensation

Independent directors of the Company (but not including directors who are employees) are currently paid a director’s fee of $36,000 per year ($3,000 monthly) by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. An additional fee of $750 is paid to each audit committee member for each audit committee meeting attended. Each independent director is provided with an annual grant of stock options to purchase 1,000 shares of Class A common stock. During 2021 each independent director was granted additional stock options to purchase 5,000 shares of Class A common stock. Upon retirement from the board, each independent director will receive “retirement compensation” equal to one month director’s fee for every year of service.

In 1995, the Company’s Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company made discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allowed the board to determine the amount of the contribution at the end of each year. During the period from January 1, 1995 to December 31, 2007 the Board had adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee’s contribution to the plan to purchase the Company’s stock up to a maximum discretionary employee contribution of 1/2 of 1% of participating employees’ compensation, as defined by the plan.

All persons who have completed at least one year’s service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company’s Class A common stock. Also, the Company may contribute at the discretion of the Company’s Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan. The Employer Profit Sharing Contribution is to be divided among three different classes of participants in the plan based upon the participant’s title in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

Beginning January 1, 2008, the Company elected to be a “Safe Harbor” Plan for its matching 401(k) contributions. The Company will match 100% of up to 3% of an employee’s total annual compensation and 50% of 4% to 5% of an employee’s annual compensation. The match is in shares of the Company’s Class A common stock. The Company’s contribution for 2021 and 2020 was $2,820,315 and $1,690,568 respectively, under the “Safe Harbor” plan.

Stock Repurchase Plan

In September 2018, the Board of Directors of the Company approved a Stock Repurchase Plan that authorized the repurchase of 300,000 shares of the Company’s Class A Common Stock in the open market. The Company amended the Stock Repurchase Plan on December 4, 2020. The amendment authorized the repurchase of a total of 1,000,000 shares of the Company’s Class A Common Stock in the open market. The repurchased shares of Class A common stock will be held as treasury shares to be used as the Company’s employer matching contribution to the Employee 401(k) Retirement Savings Plan and for shares held in the Deferred Compensation Plan.

Employee Stock Ownership Plan (ESOP)

On November 25, 2019, the Company distributed a notice of intent to terminate the ESOP Plan to all current plan participants. The Company also filed Form 5310, an application for determination for terminating plan, with the IRS on December 6, 2019. The IRS approved the ESOP termination on April 8, 2021, and the Company had until September 5, 2021, to distribute the ESOP assets and terminate the ESOP. The Company distributed the ESOP assets and terminated the ESOP, filing its final Form 5500 for the ESOP with the IRS on December 6, 2021.

Non-Qualified Deferred Compensation Plan

In 2001, the Company’s Board of Directors adopted a Non-Qualified Deferred Compensation Plan and this plan was amended in 2005 and later amended in 2019. Under the terms of the plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company’s Board of Directors. The Company did not make any contributions for 2021 or 2020. The investment committee of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, Stephen C. Johnson, and Garrett S. Sill.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth the balances of the non-qualified deferred compensation account of the Named Executive Officers in fiscal 2021 and the aggregate balance of deferred compensation of the Named Executive Officers at December 31, 2021.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals	Balance
	In Last FY	In Last FY	in last FY	Distributions	at last FYE
Name	($)	($)	($)	($)	($)

Scott M. Quist	—	—	—	—	$1,006,572	(1)
Garrett S. Sill	—	—	—	—	94,254	(2)
Stephen C. Johnson	—	—	—	—	155,912	(3)
S. Andrew Quist	—	—	—	—	—
Jeffrey R. Stephens	—	—	—	—	—

(1)	Includes 109,410 shares of the Company’s Class A common stock, based on the closing price of $9.20 at December 31, 2021.
(2)	Includes 10,245 shares of the Company’s Class A common stock, based on the closing price of $9.20 at December 31, 2021.
(3)	Includes 16,947 shares of the Company’s Class A common stock, based on the closing price of $9.20 at December 31, 2021.

2013 Stock Option and Other Equity Incentive Awards Plan

On August 24, 2013, the Company adopted the Security National Financial Corporation 2013 Stock Option Plan (the “2013 Plan”), which reserved 450,000 shares of Class A common stock to be made available for issuance thereunder, of which up to 150,000 shares of Class C common stock could be issued as an alternative to up to 150,000 shares of Class A common stock. The 2013 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options,” as defined under Section 422A of the Internal Revenue Code of 1986 and “non-qualified options” may be granted under the 2013 Plan. The 2013 Plan was approved by the stockholders at the Company’s Annual Meeting, which was held on July 12, 2013.

On July 1, 2015, the stockholders approved an amendment to the 2013 Plan to authorize an additional 450,000 shares of Class A common stock under the 2013 Plan, of which up to 200,000 shares of Class C common stock may be issued as an alternative to up to 200,000 shares of Class A common stock. On June 29, 2017, the stockholders approved an amendment to the 2013 Plan to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 250,000 shares of Class C common stock may be issued as an alternative to up to 250,000 shares of Class A Common Stock. On June 26, 2020, the stockholders approved an amendment to the 2013 Plan to authorize an additional 500,000 shares of Class A common stock under the 2013 Plan, of which up to 350,000 shares of Class C common stock may be issued in place of up to 350,000 shares of Class A common stock.

The 2013 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2013 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of the grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Internal Revenue Code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 2013 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

The 2013 Plan also provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately and an appropriate adjustment shall be made in the purchase price to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the 2013 Plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

The 2013 Plan further provides that an option shall be exercised by giving written notice to the Company. Such notice shall identify the option being exercised and specify the number of shares as to which such option is being exercised, accompanied by payment of the purchase price. The purchase price may be made either in cash or by check or, at the discretion of the Board, through delivery of shares of common stock having a fair market value equal as of the date of the exercise to the cash exercise price of the option or, at the discretion of the Board, through the use of some of the shares for which the option is being exercised (a cashless transaction), or by any combination of the foregoing means of payment.

On December 4, 2015, the Board of Directors approved a resolution to amend the 2013 Plan to include additional equity incentive awards. These additional incentive awards under the plan consist of Stock Appreciation Rights (SARs), Restricted Stock Units (RSUs), and Performance Share Awards. Stock Appreciation Rights are awards that entitle the recipient to receive cash or stock equal to the excess of the Company’s stock price on the date the SAR is exercised over the Company’s stock price on the date the SAR was granted times the number of shares of stock with respect to which the SAR is exercised. Restricted Stock Units entitle the recipient to receive RSUs that require the Company on the distribution dates to transfer to the recipient one unrestricted, fully transferable share of stock for each RSU scheduled to be paid out on that date. Performance Share Awards entitle the recipient to receive stock based on the Company meeting certain performance goals. As amended, the 2013 Plan is now entitled, the “Security National Financial Corporation Amended and Restated 2013 Stock Option and Other Equity Incentive Awards Plan.”

The 2013 Plan has a term of ten years. The Board of Directors may amend or terminate the 2013 Plan at any time, from time to time, subject to approval of certain modifications to the 2013 Plan by the stockholders of the Company as may be required by law or the 2013 Plan.

2014 Director Stock Option Plan

On May 16, 2014, the Company adopted the Security National Financial Corporation 2014 Director Stock Option Plan (the “2014 Director Plan”). The 2014 Director Plan was approved by the stockholders at the Company’s Annual Meeting on July 2, 2014 and replaced the Company’s 2006 Director Stock Option Plan. The 2014 Director Plan provides for the grant by the Company of stock options to directors who are not employees or paid consultants (the “Outside Directors”) to purchase shares of Class A common stock made available for issuance under the plan. The 2014 Director Plan also provides that annually each Outside Director is automatically eligible to receive options to purchase 1,000 shares of the Company’s Class A common stock. On December 1, 2017, the 2014 Director Plan was amended to authorize the Board of Directors to establish, each year, the effective date of such automatic grants.

On March 27, 2020, the Board approved an amendment to the 2014 Director Plan to provide for the cashless exercise of stock options. Prior to the approval of the amendment, the consideration for the shares to be issued upon the exercise of a stock option under the 2014 Director Plan included cash, check, or at the discretion of the Board, through the delivery of shares of common stock having a fair market value equal to the cash exercise price of the option, or a combination of the foregoing. As amended, at the discretion of the Board, the consideration for exercising the option may also include the use of some or all of the shares for which the option is exercised (cashless exercise of the option), or by any combination of the foregoing methods of payment. As a result of the amendment, the 2014 Director Plan is now entitled, “Security National Financial Corporation Amended and Restated 2014 Director Stock Option Plan.” On June 26, 2020, the stockholders approved an amendment to the 2014 Director Plan to authorize an additional 100,000 shares of Class A common stock to be made available for issuance under the plan, thereby increasing the total number of available shares from 150,000 to 250,000.

The stock options granted to Outside Directors shall vest in four equal quarterly installments over a one-year period from the date of grant, until such shares are fully vested. The primary purposes of the 2014 Director Plan are to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets, or other change in control transaction involving the Company, each option granted under the 2014 Director Plan becomes exercisable in full, unless such option is assumed by the successor company. In the event the transaction is not approved by a majority of the “Continuing Directors” (as defined in the 2014 Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Stock Purchase Plan

On September 11, 2015, the Board of Directors approved the Company’s Stock Purchase Plan for the mutual benefit of the Company and its stockholders. Under the terms of the Stock Purchase Plan, the Company has the option to purchase shares of Class A common stock from its officers and directors who exercise the stock options granted to them under any of the Company’s stock option plans with the proceeds from such purchases to be used to pay the taxes owed by such officers and directors as a result of the exercise of their stock options. Additionally, the officers and directors who exercise their stock options may, in their discretion, request that the Company purchase shares of their Class A common stock with the proceeds from such sale to be used to pay the taxes owed by such officers and directors as a result of the exercise of their stock options.

The Company is authorized under the Stock Purchase Plan to purchase no more than 60,000 shares of Class A common stock in any calendar year to pay the taxes owed by the officers and directors who exercise their stock options under the Stock Purchase Plan. The Company’s purchase price for the Class A common stock under the Stock Purchase Plan shall be equal to the closing sales price of the Company’s Class A common stock as reported by The Nasdaq National Market on the day that the applicable stock options are exercised by such officers and directors. Under the Stock Purchase Plan, the Company may only purchase shares of Class A common stock from the officers and directors exercising their stock options during a “Trading Window” as defined in the Company’s Insider Trading Policy and Guidelines.

Director Compensation

The table below sets forth the compensation of the Company’s non-employee directors for fiscal 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John L. Cook (1)	$31,050	—	$17,963	—	—	—	$49,013
Gilbert A. Fuller (2)	31,050	—	17,963	—	—	—	49,013
Robert G. Hunter, M.D. (3)	28,800	—	17,963	—	—	—	46,763
Ludmya B. Love (4)	18,750	—	17,963	—	—	—	36,713
Shital A. Mehta (5)	18,750	—	17,963	—	—	—	36,713
H. Craig Moody (6)	31,050	—	17,963	—	—	—	49,013

(1) Mr. Cook has options to purchase 61,201 shares of the Company’s Class A common stock.

(2) Mr. Fuller has options to purchase 61,201 shares of the Company’s Class A common stock.

(3) Dr. Hunter has options to purchase 70,744 shares of the Company’s Class A common stock.

(4) Ms. Love has options to purchase 6,000 shares of the Company’s Class A common stock.

(5) Ms. Mehta has options to purchase 6,000 shares of the Company’s Class A common stock.

(6) Mr. Moody has options to purchase 70,744 shares of the Company’s Class A common stock.

Outside Director Compensation

Outside Directors of the Company are currently paid a director’s fee of $36,000 per year ($3,000 monthly) by the Company for their services and are reimbursed for their expenses in attending Board and committee meetings. An additional director fee of $750 is paid to each Audit Committee member for each Audit Committee meeting attended. Each Outside Director is provided with an automatic annual grant of stock options to purchase 1,000 shares of Class A common stock. In 2021, each Outside Director was also granted additional stock options to purchase 5,000 shares of Class A common stock. Upon retirement from the Board, each Outside Director will receive “retirement compensation” equal to one month director’s fee for every year of service.

Delinquent Section 16(a) Reports

Compliance with Section 16(a) of the Securities Exchange Act of 1934 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and periodic changes in ownership of the Company’s shares of Class A and Class C common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by the Company with respect to fiscal 2021, or written representations from certain reporting persons, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that Craig Moody, Norman Wilbur, Stephen Johnson, Jeffrey Stephens and Adam Quist each failed to timely file a Form 4 in fiscal 2021, each with respect to a single transaction, but each made the filing after the deadline.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The table below sets forth security ownership information of the Company’s Class A and Class C common stock as of March 31, 2022, (i) for persons who own beneficially more than 5% of the Company’s outstanding Class A or Class C common stock, (ii) for each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

	Class A Common Stock		Class C Common Stock		Class A and Class C Common Stock
	Amount	Percent	Amount	Percent	Amount	Percent
	Beneficially	of	Beneficially	of	Beneficially	of
Name and Address (1)	Owned	Class	Owned	Class	Owned	Class
401(k) Retirement Savings Plan (2)	2,925,736	16.6%	212,710	7.7%	3,138,446	15.4%
George R. and Shirley C. Quist Partnership, Ltd. (3)	1,101,379	6.2%	1,087,212	39.4%	2,188,591	10.7%
M3 Funds, LLC (4)	1,754,690	10.0%	-	-	1,754,690	8.6%
Non-Qualified Deferred Compensation Plan (5)	1,663,325	9.4%	-	-	1,663,325	8.1%
Scott M. and Lisa J. Quist Family Trust (6)	-	*	1,327,872	48.2%	1,327,872	6.5%
Scott M. Quist (7)(8)(9)(10)(11)	568,720	3.2%	203,527	7.1%	772,247	3.7%
Jason G. Overbaugh (12)	263,925	1.5%	128,274	4.4%	392,199	1.9%
S. Andrew Quist (7)(13)	220,581	1.2%	157,837	5.4%	378,418	1.8%
Associated Investors (14)	90,782	*	142,983	5.2%	233,765	1.1%
Garrett S. Sill (9)(10)(15)	102,534	*	105,077	3.7%	207,611	1.0%
Estate of George R. Quist	137,458	*	51,447	1.9%	188,905	*
Adam G. Quist (7)(16)	41,141	*	134,641	4.7%	175,782	*
Jeffrey R. Stephens (17)	165,358	*	-	-	165,358	*
Stephen C. Johnson (9)(10)(18)	126,901	*	-	-	126,901	*
Robert G. Hunter, M.D. (19)	89,839	*	-	-	89,839	*
H. Craig Moody (20)	89,638	*	-	-	89,638	*
Gilbert A. Fuller (21)	57,865	*	-	-	57,865	*
John L. Cook (22)	56,701	*	-	-	56,701	*
Ludmya B. Love (23)	1,500	*	-	-	1,500	*
Shital A. Mehta (24)	1,500	*	-	-	1,500	*
All directors and executive officers (13 persons)	1,786,203	9.7%	729,356	21.4%	2,515,559	11.5%

*Less than 1%

(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 433 West Ascension Way, 6th Floor, Salt Lake City, Utah 84123.
(2)	The investment committee of the 401(k) Retirement Savings Plan consists of Scott M. Quist, Stephen C. Johnson and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.
(3)	This stock is owned by the George R. and Shirley C. Quist Partnership, Ltd., of which Scott M. Quist is the managing general partner and, accordingly, exercises sole voting and investment powers with respect to such shares.
(4)	Based solely on the Schedule 13G/A filed on February 14, 2022, Jason A. Stock, Manager of M3 Partners, LP, a Delaware limited partnership, and M3 Funds, LLC, a Delaware limited liability company, General Partner of M3 Partners, LP; Jason A. Stock, Manager of M3 Funds, LLC; Jason A. Stock, Managing Director of M3F, Inc., a Utah corporation; Jason A. Stock, individually, and William C. Waller, individually, exercise shared voting and investment powers with respect to 1,754,690 shares of the Company’s Class A common stock, or 10.0% of the outstanding shares of the Company’s Class A common stock. The address of all entities and individuals filing the Schedule 13G/A is 10 Exchange Place, Suite 510, Salt Lake City, Utah 84111.
(5)	The investment committee of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, Stephen C. Johnson, and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.
(6)	This stock is owned by the Scott M. and Lisa J. Quist Family Trust, of which S. Andrew Quist, Amanda J. Nelson and Adam G. Quist are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.
(7)	Does not include 1,327,872 shares of Class C common stock owned by the Scott M. Quist and Lisa J. Quist Family Trust, of which S. Andrew Quist, Amanda J. Nelson and Adam G. Quist are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.
(8)	Mr. Scott Quist is the Company’s Chairman of the Board, President, and Chief Executive Officer. Includes options to purchase 176,502 shares of Class A common stock and 122,817 shares of Class C common stock that are currently exercisable. Mr. Quist’s options to purchase 122,817 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 122,817 shares of Class A common stock, or any combination thereof. Mr. Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.

(9)	Does not include 2,919,244 shares of Class A common stock and 212,710 shares of Class C common stock owned by the Company’s 401(k) Retirement Savings Plan, of which Scott M. Quist, Stephen C. Johnson and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.
(10)	Does not include 1,620,881 shares of Class A common stock owned by the Company’s Non-Qualified Deferred Compensation Plan, of which Scott M. Quist, Stephen C. Johnson and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.
(11)	Does not include 90,782 shares of Class A common stock and 142,983 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which Scott M. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.
(12)	Mr. Overbaugh is the Company’s Vice President, National Marketing Director of Life Insurance, and a director. Includes options to purchase 53,638 shares of Class A common stock and options to purchase 128,274 shares of Class C common stock that are currently exercisable. The options to purchase 128,274 shares of Class C common stock may also, at Mr. Overbaugh’s election, consist of options to purchase 128,274 shares of Class A common stock, or any combination thereof. Mr. Overbaugh has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Overbaugh will elect to purchase shares of Class A common stock with respect to such options.
(13)	Mr. Andrew Quist is the Company’s Vice President, General Counsel, and a director. Includes options to purchase 112,052 shares of Class A common stock and options to purchase 157,837 shares of Class C common stock that are currently exercisable. The options to purchase 157,837 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 157,837 shares of Class A common stock, or any combination thereof. Mr. Andrew Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.
(14)	The managing general partner of Associated Investors is Scott M. Quist, who exercises sole voting and investment powers with respect to such shares.
(15)	Mr. Sill is the Company’s Chief Financial Officer and Treasurer. Includes options to purchase 23,367 shares of Class A common stock and options to purchase 105,077 shares of Class C common stock that are currently exercisable. The options to purchase 105,077 shares of Class C common stock may also, at Mr. Sill’s election, consist of options to purchase 105,077 shares of Class A common stock, or any combination thereof. Mr. Sill has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Sill will elect to purchase shares of Class A common stock with respect to such options.
(16)	Mr. Adam Quist is the Vice President — Memorial Services, Assistant Secretary, General Counsel, and a director of the Company. Includes options to purchase 17,203 shares of Class A common stock and options to purchase 134,641 shares of Class C common stock that are currently exercisable. The options to purchase 134,641 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 134,641 shares of Class A common stock, or any combination thereof. Mr. Adam Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.
(17)	Mr. Stephens is the Company’s Senior General Counsel and Secretary. Includes options to purchase 57,784 shares of Class A common stock granted to Mr. Stephens that are currently exercisable.
(18)	Mr. Johnson is the Company’s Vice President of Mortgage Operations. Includes options to purchase 70,497 shares of Class A common stock granted to Mr. Johnson that are currently exercisable.
(19)	Dr. Hunter is a director of the Company. Includes options to purchase 58,292 shares of Class A common stock granted to Dr. Hunter that are currently exercisable.
(20)	Mr. Moody is a director of the Company. Includes options to purchase 66,244 shares of Class A common stock granted to Mr. Moody that are currently exercisable.
(21)	Mr. Fuller is a director of the Company. Includes options to purchase 56,701 shares of Class A common stock granted to Mr. Fuller that are currently exercisable.
(22)	Mr. Cook is a director of the Company. Includes options to purchase 56,701 shares of Class A common stock granted to Mr. Cook that are currently exercisable.
(23)	Ms. Love is a director of the Company. Includes options to purchase 1,500 shares of Class A common stock granted to Ms. Love that are currently exercisable.
(24)	Ms. Mehta is a director of the Company. Includes options to purchase 1,500 shares of Class A common stock granted to Ms. Mehta that are currently exercisable.

The Company’s executive officers and directors, as a group, own beneficially approximately 11.5% of the outstanding shares of the Company’s Class A and Class C common stock.

Certain Relationships and Related Transactions and Director Independence

The Company’s Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in the conflict with the interests of the Company.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Under rules established by the Securities and Exchange Commission (the “Commission”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed of six directors, all of whom are independent, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components. The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance, and aligns executive officers’ interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2021 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain financial performance. The Compensation Committee believes that executive officer annual bonuses for 2021 were reasonable as compared to amounts paid by companies of similar size.

Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Scott M. Quist, Chairman of the Board, President, and Chief Executive Officer of the Company, for services rendered in 2021. Mr. Quist had received a base salary of $588,950 for 2021. Under the Compensation Committee’s rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

H. Craig Moody, Chairman
Gilbert A. Fuller
John L. Cook
Ludmya B. Love
Shital A. Mehta
Robert G. Hunter, M.D.

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of five non-management directors: John L. Cook, H. Craig Moody, Ludmya B. Love, Shital A. Mehta and Gilbert A. Fuller (Chairman of the committee). Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.

During the year 2021, the Audit Committee met three times. The Audit Committee has met with management and discussed the Company’s internal controls, the quality of the Company’s financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee met with the Company’s independent registered public accountants, Deloitte & Touche LLP, and discussed all matters required to be discussed by the auditors with the Audit Committee under the Statement on Auditing Standards No. 114 (communication with audit committees). The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Public Company Accounting Oversight Board Rule No. 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether any non-audit services provided by them to the Company during 2021 was compatible with the auditors’ independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for the integrity of the Company’s internal controls and its financial statements and reports, and the Company’s independent auditors, who are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Gilbert A. Fuller, Chairman
H. Craig Moody
John L. Cook
Ludmya B. Love
Shital A. Mehta

PROPOSAL 2 - APPROVAL OF THE COMPANY’S 2022 EQUITY

INCENTIVE PLAN

The Company’s 2013 Amended and Restated Stock Option and other Equity Incentive Awards Plan (the “2013 Plan”) and its 2014 Amended and Restated Director Stock Option Plan (the “2014 Director Plan”) have been important tools to attract and retain quality executives, directors, employees and consultants. As of March 31, 2022, only 197,113 shares remained available for issuance under the 2013 Plan and 47,952 shares remained available for issuance under the 2014 Director Plan. These amounts are insufficient for the future anticipated awards, and the Board believes that the Company should maintain an equity incentive plan with sufficient capacity to make awards which will align the interests of our employees, consultants and directors with our stockholders. We therefore ask that our stockholders approve a new 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) in order to permit us to continue to grant equity-based awards and attract and retain quality executives, directors, employees and consultants.

The Company’s 2013 Plan was approved by the stockholders in July 2013 and reserved 450,000 shares of Class A common stock, of which 150,000 shares of Class C common stock could be issued as an alternative to up to 150,000 shares of Class A common stock. The 2013 Plan was subsequently amended three times increasing the aggregate Class A common stock shares to be issued thereunder to 1,900,000 shares, of which 950,00 shares of Class C common stock could be issued as an alternative of up to 950,000 shares of Class A common stock. The 2014 Plan was adopted in July 2014 and reserved 150,000 shares of Class A common stock for issuance thereunder. The 2014 Plan was subsequently amended in June 2020 to authorize an additional 100,000 shares of Class A common stock for issuance thereunder.

On March 25, 2022, the Board adopted the 2022 Equity Incentive Plan and is recommending it for stockholder approval. The remaining authorized but unissued awards under the 2013 Plan and the 2014 Plan will be issuable irrespective of whether the 2022 Equity Incentive Plan is adopted.

The following is a brief description of the principal features of the 2022 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, which is included as Exhibit I to this Proxy Statement.

Outstanding Stock Options

The following tables provide information about the Company’s outstanding stock options as of March 31, 2022.

		Aggregate Options Outstanding (1)			Aggregate Options Exercisable (1)
Range of Exercise Prices		Number of Options Outstanding as of March 31, 2022	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Options Exercisable as of March 31, 2022	Weighted Average
Under	$3.58	400,064	5.07	$3.32	400,064	$3.32
$3.59	$4.60	272,603	3.37	4.09	272,603	4.09
$4.61	$4.81	391,916	7.24	4.73	391,916	4.73
$4.82	$5.43	405,714	3.45	5.06	405,714	5.06
$5.44	and above	328,323	8.84	8.70	84,607	8.56
		1,798,620	5.61	$5.12	1,554,904	$4.55

(1) Adjusted for an annual stock dividend of 5% (2019, 2021) and 7.5% (2020).

The table below sets forth information about our outstanding awards and available awards under existing incentive plans as of March 31, 2022.

	Outstanding and Available Share Awards under Existing Incentive Plans as of 3/31/22
	Outstanding	Available
2003 Plan	1,591	-
2006 Directors Plan	46,518	-
2013 Plan	1,529,000	197,113
2014 Directors Plan	221,420	47,952

Dilutive Impact of Awards under the Proposed 2022 Equity Incentive Plan and Potential Equity Overhang

A maximum of 1,000,000 shares of Class A or Class C common stock would be authorized for issuance under the 2022 Equity Incentive Plan (including pursuant to incentive awards). Awards under the 2022 Equity Incentive Plan would be subject to the discretion of the Board and the Compensation Committee. There are no projections under consideration by the Board or the Compensation Committee for future awards under the 2022 Equity Incentive Plan. As of March 31, 2022, the Company had made the following equity grants consisting of stock options under the 2013 Plan:

Number of Equity Awards Granted Under 2013 Plan (1)
Scott M. Quist	827,552
Garrett S. Sill	175,862
Stephen C. Johnson	82,324
Jeffrey R. Stephens	67,016
S. Andrew Quist	314,889
All executive officers as a group	1,935,749
All non-employee directors as a group	-
All non-executive officer employees as a group	361,012

(1) Includes an annual stock dividend of 5% (2014-2019, 2021) and 7.5% (2020)

Total Awards in Class A Shares	984,882
Total Awards in Class C Shares	1,311,879
2,296,761

Assuming that all 1,000,000 awards are made under the proposed 2022 Equity Incentive Plan, that any awards of Class C Shares thereunder are converted into Class A Shares and based on the 17,685,073 Class A Shares issued and outstanding as of March 31, 2022, the potential dilutive impact on existing Class A shareholders would be as to 5.65%. Considered together with the 245,065 awards available under the 2013 Plan and 2014 Plan as of March 31, 2022, the aggregate dilutive impact would be as to 7.04% and the total equity overhang (calculated by (i) adding the 1,798,620 outstanding options as of March 31, 2022, to the potential awards under the Proposed 2022 Equity Incentive Plan and the available awards under the 2013 Plan and the 2014 Plan (equaling 1,245,065 shares) (ii) divided by the 17,685,073 Class A Shares outstanding as of March 31, 2022) would be 17.2%.

Significant Historical Award Information

The following table provides information regarding the grant of equity awards under our 2013 Plan and 2014 Plan over the past three fiscal years:

Burn Rate of Shares
	2019	2020	2021	3-year Average
Stock options granted (includes assumed options) (1)	309,334	290,089	335,475	311,633
RSUs and restricted stock granted	-	-	-	-
Total number of shares cancelled	11,405	1,671	1,671	4,916
Weighted average common shares outstanding	18,562,056	19,788,984	20,154,878	19,501,973
Net burn rate (2)	1.61%	1.46%	1.66%	1.57%
Equity awards made to Named Executive Officers and Non-employee Directors (as a percentage of equity awards granted under the 2013 Plan and 2014 Director Plan) (1)	86%	86%	89%	87%

(1) Includes annual stock dividends of 7.5% (2020) and 5% (2021).

(2) Burn rate is equal to the stock options granted and RSUs awarded, minus the number of shares cancelled, divided by the weighted average of common shares outstanding.

Summary of the Proposed 2022 Equity Incentive Plan

Purpose. The purpose of the 2022 Equity Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards thereunder.

Eligibility. The persons eligible to receive awards under the 2022 Equity Incentive Plan are the employees, consultants and directors of the Company and its subsidiaries. Neither the Board nor the Compensation Committee have determined who would receive awards under the 2022 Equity Incentive Plan but future grants consistent with the Company’s historical equity incentive-based compensation practices would be likely.

Administration. The administrator of the 2022 Equity Incentive Plan (the “Administrator”) would be (i) the Board; or (ii) to the extent (A) the Board has delegated such power and authority to the Compensation Committee (which delegation may be revoked by the Board at any time), or (B) otherwise required pursuant to Section 4 of the Plan, the Compensation Committee. The Administrator would have authority to interpret and construe the provisions of the 2022 Equity Incentive Plan and to make all decisions and determinations relating to the operation of the 2022 Equity Incentive Plan, including the authority and discretion to:

(i)	select the individuals to receive awards;

(ii)	determine the type or types of awards to be granted;

(iii)	determine the time or times when awards will be granted and will vest; and

(iv)	establish terms and conditions upon which awards may be exercised.

Subject to certain limitations, the Administrator may delegate to the CEO authority to make awards to employees other than executive officers and directors.

Duration. If approved by the stockholders, the 2022 Equity Incentive Plan would become effective on the date of the Annual Meeting and would continue for a term of ten years from its effective date unless sooner terminated by the Board. No further awards would be granted under the 2022 Equity Incentive Plan after that date.

Shares Subject to the Plan. A maximum of 1,000,000 shares of Class A or Class C common stock would be authorized for issuance under the 2022 Equity Incentive Plan (including pursuant to incentive awards). Any Class A or Class C common stock shares that are subject to awards of options or stock appreciation rights under the 2022 Equity Incentive Plan would be counted against the shares available for issuance under the 2022 Equity Incentive Plan (the “Share Reserve”) as one share for every one share granted. Any Class A or Class C common stock shares that are subject to awards other than options or stock appreciation rights would be counted against the Share Reserve as two shares for every one share granted. If an award under the 2022 Equity Incentive Plan is forfeited or expires, the subject shares are again available for grant under the 2022 Equity Incentive Plan (such forfeited or expired shares, the “Recycled Shares”). To the extent that a share that was subject to an award that counted as one share against the 2022 Equity Incentive Plan becomes a Recycled Share, the Share Reserve would be credited with (increased by) one share. To the extent that a share was subject to an award that counted as two shares against the 2022 Equity Incentive Plan Share Reserve becomes a Recycled Share, the Share Reserve would be credited with two shares. The following types of Class A and Class C common stock shares would not be eligible to be granted again under the 2022 Equity Incentive Plan:

(i)	shares tendered by the participant, or withheld by the Company, to satisfy the purchase price of an option or any tax withholding obligation;

(ii)	shares which the Company repurchases with option proceeds;

(iii)	shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof;

(iv)	shares authorized for issuance or subject to awards under the 2013 Plan, including shares subject to awards under the 2013 Plan which are forfeited or expire unexercised under the 2013 Plan; and

(v)	shares authorized for issuance or subject to awards under the 2014 Plan, including shares subject to awards under the 2014 Plan which are forfeited or expire unexercised under the 2014 Plan.

Types of Awards. The 2022 Equity Incentive Plan provides for the following types of awards (“Awards”): (a) stock options; (b) stock appreciation rights; (c) restricted stock; (d) restricted stock units; (e) deferred stock units; and (f) other share-based awards. Awards under the 2022 Equity Incentive Plan may be granted as “performance awards” subject to conditions on exercise, vesting or payment that are tied to satisfaction of pre-determined financial or other performance goals designated by the Administrator and set forth in the applicable award agreement. Awards under the 2022 Equity Incentive Plan may be granted as “performance awards” subject to conditions on exercise, vesting or payment that are tied to satisfaction of pre-determined financial or other performance goals designated by the Administrator and set forth in the applicable award agreements.

Stock Options. The Administrator may from time to time award options to any plan participant subject to the limitations described above. Stock options give the holder the right to purchase shares of Class A or Class C common stock (as designated) within a specified time at a specified price. Two types of stock options may be granted under the 2022 Equity Incentive Plan, namely: (a) incentive stock options (“ISO’s”), which are subject to special tax treatment as described below and which are limited to employees of the Company and its subsidiaries; and (b) non-statutory options (“NSO’s”), which are available to all directors, employees, consultants and advisors of the Company and its subsidiaries.

The exercise price of an option cannot be less than the fair market value of the share at the time of grant. The exercise price of an ISO granted to a ten percent shareholder of the Company cannot be less than 110% of the fair market value of the share at the time of grant. The expiration dates of options cannot be more than ten years after the date of the original grant. Other than appropriate adjustments to reflect a recapitalization, the Administrator may not without the approval of the stockholders: (a) lower the exercise price of an option after it is granted; (b) cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for another award; or (c) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of Nasdaq.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights under the 2022 Equity Incentive Plan to eligible participants. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Class A or Class C common stock (as designated), other property, or a combination thereof (as determined by the Administrator), computed by reference to appreciation in the value of the share over its stated base value per share, which cannot be less than the fair market value of the share at the time of grant. The expiration dates of stock appreciation rights cannot be more than ten years after the date of the original grant.

Restricted Stock. The Administrator may grant restricted shares under the 2022 Equity Incentive Plan to such eligible participants in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Administrator determines in its discretion. Awards of shares may be made in exchange for services or other lawful consideration. Generally, awards of restricted shares are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met. Except for certain limited situations, grants of restricted shares will have a vesting period of not less than one year. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company including the right to vote the shares upon grant subject to these restrictions, conditions and forfeiture provisions.

Restricted Stock Unit Awards. The Administrator may grant restricted stock units under the 2022 Equity Incentive Plan having a value equal to a designated number of shares to such eligible participants, in such amounts, and subject to such terms and conditions (including attainment of performance criteria) as the Administrator determines in its discretion. If the requirements specified by the Administrator are met, the grantee of such units will receive shares, cash, other property, or any combination thereof, equal to the fair market value of the designated number of shares. The Administrator may also grant Restricted Stock Units with a deferral feature, consistent with applicable law, including Section 409A of the Code, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an award agreement.

Other Share-Based Awards. The Administrator may also make other awards measured by the value of or payable in the form of shares under the 2022 Equity Incentive Plan subject to the satisfaction of specified performance or other criteria. Other share-based awards may be paid in shares, cash, other property, or any combination thereof.

Accelerated Exercisability and Vesting Upon a Change in Control. Under the proposed 2022 Equity Incentive Plan, all then outstanding awards will automatically become fully exercisable, vested and earned upon a Change in Control of the Company. Additionally, upon such change in control, the Company may elect to cancel all or any portion of then outstanding awards under the 2022 Equity Incentive Plan in exchange for a payment equal to the fair market value of the cancelled awards. For this purpose, a Change in Control means: (a) certain changes in the majority of the Board within a 12-month period; (b) the acquisition by any person of 30% or more of the voting securities of the Company; (c) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by our stockholders is the surviving entity; (d) a sale or other disposition of all or substantially all of our assets to another entity that is not controlled by our shareholders; or (e) shareholder approval of a liquidation of the Company.

Recoupment/Clawback. The Company will be entitled to recoup compensation of whatever kind paid under the 2022 Equity Incentive Plan by the Company at any time to the extent required by applicable securities or other law or as provide in any recoupment policy adopted by the Company.

General Provisions. Unless authorized by the Administrator in the agreement evidencing an award granted under the 2022 Equity Incentive Plan, awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Board may, from time to time, alter, amend, suspend or terminate the 2022 Equity Incentive Plan. Unless sooner terminated by the Board, the 2022 Equity Incentive Plan will automatically terminate on the tenth anniversary of its effective date. No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2022 Equity Incentive Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences. The following is a brief summary of certain U.S. federal income tax consequences relating to awards under the 2022 Incentive Plan. This summary is made as of the date of this Proxy Statement, is not (and is not intended to be) complete, and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described below, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction for tax purposes, but only if, among other things, the income: (a) meets the test of reasonableness; (b) is an ordinary and necessary business expense; (c) is not an “excess parachute payment” within the meaning of 280G of the Code; and (d) is not disallowed by the $1 million limitation on executive compensation under Section 162(m).

Tax Consequences to Participants

●	Nonqualified Stock Options (NSOs). In general, for recipients of NSOs: (a) no income will be recognized by the participant at the time an NSO is granted; (b) at the time of exercise of an NSO, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. For post-exercise appreciation in share value to qualify for long-term capital gain treatment, the shares must be held for more than one year from their date of issuance.

●	Incentive Stock Options (ISOs). No income will be recognized by a participant upon the grant to them of an ISO. In general, no income will be recognized by the participant upon the exercise of an ISO for regular income tax purposes. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item triggering alternative minimum tax on the participant. If shares of Common Stock are issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such option holder within two years after the date of the grant or within one year after the transfer of such shares to the option holder, then upon later sale of such shares, any amount realized in excess of the option price will be taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

●	Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

●	Restricted Stock. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the Restrictions). At such time, the participant will be subject to tax at ordinary income rates on the then fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) after the date the value of the restricted shares initially becomes taxable to the participant which the participant later realizes upon a subsequent disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as deferred compensation that is taxable as ordinary income to the participant.

●	Restricted Stock Units. Generally, no income will be recognized by a participant upon the award of restricted stock units or vesting of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), which transfer date may be deferred until the occurrence of a future payment date or event set forth in the award agreement for a deferred stock unit. Any appreciation (or depreciation) after any unrestricted shares are received by a participant which the participant later realizes upon a subsequent disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held..

●	Other Share-Based Awards. No income generally will be recognized by a participant upon the grant of other Share-Based Awards until such awards become vested and payable. Upon payment in respect of other Share-Based Awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of Common Stock or other property received.

Value of Benefits.

We are unable to determine the amount of benefits that may be received by participants under the 2022 Equity Incentive Plan if the 2022 Equity Incentive Plan is approved, as grants of awards are discretionary with the Administrator.

Certain Interests of Directors. In considering the recommendation of the Board with respect to the proposal to adopt the 2022 Equity Incentive Plan, shareholders should be aware that our directors have certain interests which may present them with conflicts of interest in connection with such proposal. Specifically, as discussed above, our directors are eligible to receive awards under the 2022 Equity Incentive Plan. The Board recognizes that adoption of the 2022 Equity Incentive Plan may benefit our directors and their successors but believes that approval of the 2022 Equity Incentive Plan will advance our interests and the interests of our stockholders by encouraging directors, employees, consultants and advisors to make significant contributions to our long-term success.

The Board of Directors recommends that the stockholders vote “FOR” approval of the Company’s proposed 2022 Equity Incentive Plan.

PROPOSAL 3 - Amendment AND RESTATEMENT OF our Articles of Incorporation to

Increase the Number of Authorized Shares of Class A and Class C Common Stock

The Board has approved a proposed amendment, subject to stockholder approval, to our Amended and Restated Articles of Incorporation (our “Articles”) that increases the number of authorized Class A common stock from 20,000,000 to 40,000,000 shares and increases the number of Class C common stock from 3,000,000 to 6,000,000 shares (the proposed Class A common stock and Class C common stock authorized share increases are collectively referred to herein as the “Proposed Authorized Share Increase”). The Proposed Authorized Share Increase will not have a dilutive effect on the value of existing Class A or Class C stockholders, only the actual issuance of additional Class A or Class C common stock would have such an effect.

As of March 31, 2022, we were authorized to issue up to 20,000,000 shares of our Class A common stock, 17,685,073 shares of our Class A common stock were issued and outstanding, and no shares of our Class A common stock were reserved for issuance. Accordingly, as of March 31, 2022, approximately 11.6% of our Class A common stock was available for issuance out of the currently authorized 20,000,000 shares.

As of March 31, 2022, we were authorized to issue up to 3,000,000 shares of our Class C common stock, 2,770,261 shares of our Class C common stock were issued and outstanding and no shares of our Class C common stock were reserved for issuance. Accordingly, as of March 31, 2022, approximately 7.7% of our Class C common stock was available for issuance out of the currently authorized 3,000,000 shares.

The Board is recommending the Proposed Authorized Share Increase to meet future corporate needs. The Board believes that authorizing the additional shares is prudent to assure that sufficient numbers of shares of our Class A and Class C Common Stock are available for issuance in the future if the Board deems it to be in the best interests of our stockholders and the Company. The Board has determined that a total of 40,000,000 shares of Class A common stock and 6,000,000 shares of Class C common stock are reasonable estimates of what might be required in this regard for the foreseeable future to (i) issue common stock in acquisitions or strategic transactions and other proper corporate purposes that may be identified by the Board in the future; (ii) issue common stock to augment our capital and increase the ownership of our common stock; and (iii) provide incentives through the grant of stock options and restricted stock to employees, directors, officers, independent contractors, and others important to our business under our incentive plans (including but not limited to our proposed new 2022 Equity Incentive Plan).

Shares of Class A and Class C common stock authorized by the Proposed Authorized Share Increase may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, by regulatory agency, or under the rules of The Nasdaq Stock Market (“Nasdaq”) or any stock exchange on which our common stock may then be listed. The newly authorized shares of Class A and Class C common stock would be issuable for any proper corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions of equity or convertible debt securities, future at the market offerings of common stock, stock splits, stock dividends, issuance under current or future employee incentive plans or for other corporate purposes. Currently, there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Class A or Class C common stock which would be authorized by the Proposed Authorized Share Increase.

POTENTIAL ADVERSE EFFECTS OF THE PROPOSED AUTHORIZED SHARE INCREASE

Future issuance of Class A or Class C common stock or securities convertible into such common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Class A and Class C common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. The Proposed Authorized Share Increase is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

EFFECTIVENESS OF THE PROPOSED AUTHORIZED SHARE INCREASE

If the proposed amendment and restatement of the Articles described in this Proposed Authorized Share Increase is approved by our stockholders, it will become effective upon the filing of Articles of Amendment and Restatement of the Amended and Restated Articles of Incorporation of the Company with the Utah Division of Corporations.

RISKS TO STOCKHOLDERS OF NON-APPROVAL OF THE PROPOSED AUTHORIZED SHARE INCREASE

If the proposed amendment and restatement of the Articles described in this Proposed Authorized Share Increase is not approved by our stockholders, it may impede the Company’s ability to raise equity capital should the need arise and limit the Company’s ability to recruit and retain qualified officers, directors and employees due to the limitations on the number of shares available for issuance under its equity incentive plans. If the Company is not able to raise equity capital, it may cause the loss of significant business opportunities, which could adversely affect our financial performance, growth and ability to continue our operations. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Board does not intend or view the proposed increase in authorized common stock to be an anti-takeover measure.

The Board of Directors believes the Proposed Authorized Share Increase is in the best interests of the Company and recommends that the stockholders vote “FOR” the Proposed Authorized Share Increase. The Proposed Authorized Share Increase will be approved if the affirmative vote of at least a majority of the common stock present or represented at the Meeting and entitled to vote thereat are voted in favor of approving the Proposed Authorized Share increase. Accordingly, at the meeting, the stockholders will be asked to pass the following resolution:

RESOLVED THAT:

1.	The aggregate number of shares which the Corporation has authority to issue be increased from (i) 33.0 million (33,000,000) shares divided into 20.0 million (20,000,000) shares of $2.00 par value Class A common stock, 5.0 million (5,000,000) shares of $1.00 par value Class B common stock, 3.0 million (3,000,000) shares of $2.00 par value Class C common stock, and 5.0 million (5,000,000) shares of $1.00 par value Preferred Stock to (ii) 56.0 million (56,000,000) shares divided into 40.0 million (40,000,000) shares of $2.00 par value Class A common stock, 5.0 million (5,000,000) shares of $1.00 par value Class B common stock, 6.0 million (6,000,000) shares of $2.00 par value Class C common stock, and 5.0 million (5,000,000) shares of $1.00 par value Preferred Stock. (the “Authorized Share Increase”);

2.	the officers of the Corporation are hereby directed to amend and restate the Corporation’s Articles of Incorporation to reflect the Authorized Share Increase and to file the same with the Utah Division of Corporations (the “Amended and Restated Articles of Incorporation”), including to execute any documents relating thereto;

3.	the Amended and Restated Articles of Incorporation are hereby adopted as the Corporation’s sole Articles of Incorporation, and any preexisting Articles of Incorporation for the Corporation are hereby revoked and repealed; and

4.	that any and all actions taken by the officers of the Corporation in accordance with these Resolutions, either before or after its adoption, are adopted and approved as acts of the Corporation.

PROPOSAL 4 - APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Thus, pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders for an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company designs its compensation programs to maintain a performance- and achievement-oriented environment throughout the Company. The goals of the Company’s executive compensation program are to provide total compensation that is competitive in the market place and that rewards successful financial performance in order to attract, retain, and motivate highly-qualified executive officers and other key employees who contribute to the Company’s long-term success, to align executive compensation with the Company’s business objectives and performance, and to motivate executive officers to enhance long-term stockholder value.

Consistent with these goals and as discussed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

The Company is asking its stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, the Board of Directors asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the United States Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table, and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors, or the Compensation Committee. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of this vote in considering future compensation arrangements for the Named Executive Officers.

The Board of Directors recommends that the stockholders vote “FOR” approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

PROPOSAL 5 - RATIFICATION OF APPOINTMENT

OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

The independent public accounting firm of Deloitte & Touche LLP has been the Company’s independent registered public accountants since June 1, 2017. The Audit Committee recommended and the Board of Directors appointed Deloitte & Touche LLP for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2022. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be provided an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year ending December 31, 2022.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table summarizes the fees of the Company’s current independent auditors, billed to the Company for each of the last two fiscal years for audit and other services. All of these fees were reviewed and approved by the Audit Committee of the Board of Directors:

Fee Category	2021	2020
Audit Fees (1)	$853,639	$1,047,488
Audit-Related Fees (2)	41,750	36,000
Tax Fees (3)	108,928	106,010
All Other Fees (4)	-	98,865
	$1,004,317	$1,288,363

(1)	Audit fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditor in connection with statutory and regulatory filings for the years ended December 31, 2021 and 2020.
(2)	Audit related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. These fees include review of registration statements, and audits of the Company’s ESOP and 401(k) Plans.
(3)	Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice, and tax planning.
(4)	All other fees consist of aggregate fees billed for products and services by the independent auditors, other than those disclosed above.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company’s Annual Report, including financial statements, for the fiscal year ended December 31, 2021. The 2021 Annual Report is not included with this Proxy Statement. Please go online to review the Company’s 2021 Annual Report at www.securitynational.com/annualmeeting. The Company will provide, without charge to each stockholder upon request, the 2021 Annual Report as filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2021. Such requests should be directed to Jeffrey R. Stephens, Senior General Counsel and Secretary, by email at contact@securitynational.com or by regular mail at Security National Financial Corporation, 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123.

DEADLINE FOR RECEIPT OF STOCKHOLDER’S

PROPOSALS FOR ANNUAL MEETING TO BE HELD

IN JUNE 2023

Any proposal by a stockholder to be presented at the Company’s Annual Meeting of Stockholders expected to be held in June 2023 must be received at the offices of the Company, 433 Ascension Way, 6th Floor, Salt Lake City, Utah 84123, no later than December 31, 2022.

By order of the Board of Directors,

Jeffrey R. Stephens
Senior General Counsel and Secretary

May 6, 2022
Salt Lake City, Utah

Exhibit I

SECURITY NATIONAL FINANCIAL CORPORATION

2022 EQUITY INCENTIVE PLAN

Security National Financial Corporation (the “Company”), a Utah corporation, hereby establishes and adopts the Security National Financial Corporation 2022 Equity Incentive Plan (the “Plan”) effective as of the date specified in Section 13.13 below.

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

“Administrator” shall mean (i) the Board; or (ii) to the extent (A) the Board has delegated such power and authority to the Committee (which delegation may be revoked by the Board at any time), or (B) otherwise required pursuant to Section 4 of the Plan, the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Administrator hereunder, including through an electronic medium.

“Base Amount” has the meaning set forth in Section 6.2(b).

“Board” shall mean the board of directors of the Company.

“Cause” shall mean with respect to any Employee or Consultant (unless the applicable Award Agreement states otherwise), any such Employee’s or Consultant’s: (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a Subsidiary; (ii) conduct that results in or is reasonably likely to result in material harm to the reputation or business of the Company or any Subsidiary; (iii) gross negligence or willful misconduct with respect to the Company or a Subsidiary; (iv) material violation of state or federal securities laws or any applicable written employment-related policy of the Company or Subsidiary; or (v) conduct, violation or other action that would be considered Cause pursuant to a definition of Cause in any employment or service agreement, if any, between any such Employee or Consultant and the Company or any of its Subsidiaries. With respect to any Director, unless the applicable Award Agreement states otherwise, “Cause” means the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, malfeasance in office, gross misconduct or neglect of duties as a Director, false or fraudulent misrepresentation inducing the Director’s appointment, or repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” shall have the meaning set forth in Section 11.4.

“Class A Shares” shall mean Class A Common Stock, par value $2.00 per share, of the Company

“Class C Shares” shall mean Class C Common Stock, par value $2.00 per share, of the Company.

“Clawback Policy” shall have the meaning set forth in Section 13.5(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board consisting of no fewer than two Directors, each of whom is: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an “independent director” for purpose of the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Class A Shares are traded).

“Company” shall mean Security National Financial Corporation, a Utah corporation.

“Company Voting Securities” shall have the meaning set forth in Section 11.4(b).

“Consultant” shall mean any individual or entity which performs bona fide services to the Company or a Subsidiary, other than as an Employee or Director, and who may be offered Shares under the Plan registerable pursuant to a registration statement on Form S-8 under the Securities Act; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Continuous Service” shall mean that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Consultant or Director, is not terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that (i) there is no interruption or termination of the Participant’s Continuous Service; and (ii) that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of a Subsidiary will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Administrator or its delegate, in its sole discretion, may also determine whether a Company transaction, such as a sale or spin-off of a division or Subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Unit” shall have the meaning set forth in Section 8.2.

“Director” shall mean a non-employee member of the Board.

“Disability” shall mean, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, that for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary in which the Participant participates.

“Dividend Equivalents” shall have the meaning set forth in Section 8.3(b).

“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. The Fair Market Value of Shares as of any date shall be the closing trading price of the Shares as reported on the NASDAQ Global Market on that date (or if there were no reported closing prices on such date, on the last preceding date as of which the closing price per Share was reported) or, if the Company is not then listed on the NASDAQ Global Market, on such other principal securities exchange on which the Shares are traded. If the Company is not listed on the NASDAQ Global Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Administrator in good faith using such criteria as it determines in its discretion, and such determination shall be conclusive and binding on all persons.

“Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

“Grant Date” shall mean the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the material terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as is set forth in such resolution.

“Incentive Stock Option” shall mean an Option that is designated by the Administrator as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” shall have the meaning set forth in Section 11.4(a).

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Non-qualifying Transaction” shall have the meaning set forth in Section 11.4(c).

“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Administrator shall determine.

“Option Exercise Price” shall mean the price at which a Share may be purchased upon the exercise of an Option.

“Other Plan” shall mean the Security National Financial Corporation Amended and Restated 2014 Director Stock Option Plan.

“Other Share-Based Award” shall mean an Award that (i) is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, (ii) is granted under Section 9; and (iii) is payable by delivery of Shares and/or which is measured by reference to the value of Shares.

“Participant” shall mean an Employee, Consultant or Director who is selected by the Administrator to receive an Award under the Plan.

“Payee” shall have the meaning set forth in Section 13.1.

“Performance Award” shall mean any Award the exercisability, vesting, payment or settlement of which is subject to or conditioned upon satisfaction in whole or in part of specific Performance Goals established by the Administrator and set forth in the applicable Award Agreement. For clarity, Options and other Awards that become exercisable, vest, or otherwise are earned and become payable based solely on conditions relating to Continuous Service are not Performance Awards.

“Performance Goals” shall mean, as to a Performance Award, the specified levels of attainment of designated Performance Measures established by the Administrator and set forth in the applicable Award Agreement at which the Performance Award will vest, become exercisable, or otherwise become payable or earned.

“Performance Measures” shall mean the measures or criteria that the Administrator shall select for purposes of establishing the performance-based conditions for a Performance Award. The Performance Measures may be based on the attainment of specific levels of performance of the Company (or any Subsidiary, division, business unit or operational unit of the Company) and may include the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return on assets, capital, invested capital, equity, or sales; (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) improvements in capital structure; (xi) budget and expense management; (xii) productivity ratios; (xiii) economic value added or other value added measurements; (xiv) Share price (including, but not limited to, growth measures and total shareholder return); (xv) expense targets; (xvi) margins; (xvii) operating efficiency; (xix) working capital targets; (xx) enterprise value; and (xxi) completion of acquisitions or business expansions.

“Performance Stock Unit” shall have the meaning set forth in Section 8.1.

“Permitted Assignee” shall have the meaning set forth in Section 12.3.

“Plan” shall mean the Security National Financial Corporation 2022 Equity Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Security National Financial Corporation Amended and Restated 2013 Stock Option and Other Equity Incentive Awards Plan.

“Related Right” shall have the meaning set forth in Section 6.1.

“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Administrator, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, or upon the attainment of such specified Performance Goals as the Administrator may deem appropriate.

“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

“Restricted Stock Unit” shall mean an Award of a contractual right to a future payment that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Administrator in its sole discretion upon the satisfaction of such vesting restrictions as the Administrator may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

“Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

“Shares” shall mean Class A Shares and Class C Shares.

“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

“Subcommittee” shall mean a subcommittee of the Committee designated by the Committee under Section 4.2(c) of the Plan.

“Subsidiary” shall mean any (i) corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) any other entity in which the Company has a greater than 50% direct or indirect voting and economic equity interest.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

“Vesting Period” shall have the meaning set forth in Section 7.1 in the case of Restricted Stock or Section 8.1 in the case of Restricted Stock Units, as applicable.

“Vested Unit” shall have the meaning set forth in Section 8.5.

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of one million (1,000,000) Shares shall be authorized for grant and issuance under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award under this Plan are forfeited or any Options awarded under this Plan expire unexercised, the Shares underlying such Award shall, to the extent of such forfeiture or expiration, again be available for Awards under the Plan, subject to Section 3.1(d) below. For clarity, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with Option proceeds, (iv) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof; (v) Shares authorized for issuance or subject to awards under the Prior Plan, including Shares subject to awards under the Prior Plan which are forfeited or expire unexercised under the Prior Plan; and (vi) Shares authorized for issuance or subject to awards under the Other Plan, including Shares subject to awards under the Other Plan which are forfeited or expire unexercised under the Other Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

(d) Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan, or as two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise. The Administrator shall determine in connection with each Award whether the underlying Shares are Class A Shares or Class C Shares.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Subsidiaries.

4.2. Administration.

(a) The Plan shall be administered by the Administrator. To the extent required, necessary or desirable to satisfy applicable laws, including to satisfy the requirements for exemption under Rule 16b-3, the Administrator shall be the Committee. Subject to the foregoing and the other provisions of the Plan, (x) the Board may delegate authority to the Committee to make recommendations to the Board on any or all aspects of administering the Plan while the Board retains all of the authority of the Administrator, and (y) different Administrators (e.g., the Board and the Committee) may administer the Plan with respect to different groups of Participants. Subject to Section 4.2(c) below, the other provisions of the Plan and such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, the Administrator shall have full power and authority to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number and class of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder, including conditions on exercisability and vesting; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Administrator shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; (xii) determine whether any Option is intended to be treated as an Incentive Stock Option or Non-qualified Stock Option; (xiii) accelerate, on a case-by-case basis, the exercisability or vesting of a Participant’s Awards, in whole or in part, upon such Participant’s death, Disability or other termination of Continuous Service occurring at least one year after the Grant Date of the Award; (xiv) extend, on a case-by-case basis, the period during which a Participant’s Options can be exercised upon such Participant’s death, Disability or other termination of Continuous Service; provided that the extension will not allow any Option to be exercised after the Option’s original expiration date; (xv) make all determinations for purposes of the Plan with respect to the occurrence, time and basis of any termination of a Participant’s Continuous Service; (xvi) determine the Performance Measures, performance periods and Performance Goals, if any, that apply to vesting, exercisability or settlement of a Performance Awards, the degree to which the applicable Performance Goals have been timely attained, and the portion of any Performance Award that has become vested, exercisable, earned or payable; (xvii) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (xviii) exercise full discretion and make any other determinations and take any other action that the Administrator deems necessary or desirable for administration of the Plan.

(b) Decisions of the Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, and any Subsidiary. A Participant or other holder of an Award may contest a decision or action of the Administrator with respect to such person or Award only on the grounds that such decision is arbitrary and capricious or unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary and capricious or unlawful.

(c) The Administrator, or the full Committee to the extent it has been delegated the authority by the Board or otherwise has the authority pursuant to the Plan, may also delegate to a Subcommittee the right to authorize the grant of Options to Employees who are not directors or officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or officers of the Company. Additionally, to the extent not inconsistent with applicable law and the rules and regulations of any securities exchange on which the Company’s Shares are traded, the Administrator may delegate in writing to the Company’s Chief Executive Officer, so long as he is also a director of the Company, any of the authority of the Administrator under the Plan to grant Options to such Employees and on such Plan-compliant terms as are determined by the Chief Executive Officer, other than to Employees who are officers or other persons subject to Section 16(b) of the Exchange Act. Any such delegation of authority shall be revocable prospectively by the Administrator at any time and shall be subject to such limitations, including on the number of Options that can be granted in a specified period, and procedures as the Administrator may specify.

(d) Any action within the scope of its or his authority by a Subcommittee or the Chief Executive Officer under Section 4.2(c) shall be deemed for all purposes under the Plan to have been taken by the full Committee or Administrator and references in the Plan to the “Committee” or “Administrator” shall be deemed to include the Subcommittee or the Chief Executive Officer acting within the scope of its or his delegated authority under Section 4.2(c), as applicable, unless the context otherwise requires.

(e) The Administrator shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Administrator may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Administrator shall determine which are not inconsistent with the provisions of the Plan. All Options shall be separately designated as Incentive Stock Options or as Non-qualified Stock Options at the time of grant in the Award Agreement. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Exercise Price.

(a) The Option Exercise Price per Share purchasable under any Option shall not be less than 100% of the Fair Market Value of such Share on the Grant Date of such Option. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is a Substitute Award granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code, and Option Exercise Prices may be adjusted as provided in Section 12.2.

(b) Other than pursuant to Section 12.2, the Administrator shall not without the approval of the Company’s shareholders: (a) lower the Option Exercise Price per Share of an Option after it is granted; (b) cancel an Option when the Option Exercise Price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards); or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Shares in question are traded).

5.4. Option Term and Vesting.

(a) The term of each Option shall be fixed by the Administrator in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the Option’s Grant Date, except in the event of death or Disability.

(b) Each Option shall be subject to such terms and conditions on the time or times when it may be exercised (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement. The vesting provisions of individual Options may vary from Award to Award.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or any part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full Option Exercise Price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such Option Exercise Price plus any applicable withholding taxes shall be due and payable in full at the time of exercise and shall be made (a) by certified check or bank check or wire transfer of immediately available funds; or (b) if permitted by the applicable Award Agreement or otherwise with the consent of the Administrator in its discretion, and to the extent permitted by applicable statutes and regulations: (i) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) provided such previously acquired Shares have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), (ii) by withholding Shares otherwise issuable in connection with the exercise of the Option; (iii) through a “cashless” exercise program established with a broker, (iv) by any combination of any of the foregoing, or (v) through delivery of any other form of legal consideration that may be acceptable to the Administrator. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance of the underlying Shares. Notwithstanding any provision to the contrary, during any period for which the Class A Shares are publicly traded (i.e., the Class A Shares are listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.6. Form of Settlement. In its sole discretion, the Administrator may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7. Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options to any employee of the Company or any Subsidiary corporation, subject to the requirements of Section 422 of the Code. Solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall be one million (1,000,000) Shares, subject to adjustment under Section 12.2. Additionally, a Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the underlying Shares at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date. To the extent that the aggregate Fair Market Value (determined at the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options regardless of any designation in an Award Agreement to be treated as Incentive Stock Options. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date of grant of such Incentive Stock Option or within one (1) year after the issuance of Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

5.8. Effect of Termination of Continuous Service. Unless otherwise provided in the applicable Award Agreement or approved by the Administrator, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s vested Options (to the extent that the Participant was entitled to exercise such Options as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is for Cause, all outstanding Options (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. If, after termination of Continuous Service, the Options are not timely exercised, the Options shall automatically terminate. In the event that a Participant’s Continuous Service terminates on account of his or her death or Disability, the Participant or his or her successors in interest may exercise the Participant’s vested Options (to the extent that the Participant was entitled to exercise such Options as of the date of termination) but only within such period of time ending on the earlier of (i) the date that is one year following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Administrator may award Stock Appreciation Rights to a Participant: (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Related Right”); (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award; or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Administrator may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Each Stock Appreciation Right shall be subject to such terms and conditions on the time or times when it may be exercised (which conditions may be based on Continuing Service, Performance Goals, or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement. The vesting provisions of individual Stock Appreciation Rights may vary from Award to Award; provided, that, in no event shall a Stock Appreciation Right be exercisable prior to the one-year anniversary of the Stock Appreciation Right’s Grant Date, except as provided in Section 11 of the Plan.

(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of: (i) the Fair Market Value of one Share on the date of exercise, over (ii) a designated base value per Share (the “Base Amount”) with respect to the right on the applicable Grant Date (or in the case of a Related Right on the Grant Date of the related Option) as specified by the Administrator in its sole discretion and set forth in the applicable Award Agreement, which Base Amount per Share, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on the Grant Date of the right or the related Option, as the case may be.

(c) Upon the exercise of a Stock Appreciation Right, the Administrator shall determine in its sole discretion whether payment shall be made in whole Shares, in cash or other property, or any combination thereof.

(d) Any Related Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(e) Any Related Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the Option Exercise Price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Related Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Related Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Related Right applies, and (ii) no Related Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six (6) months of its term for cash, except as provided in Article 11.

(f) Any Option related to a Related Right shall no longer be exercisable to the extent the Related Right has been exercised.

(g) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(h) The Administrator may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 6.2(h), but subject to Section 12.2, a Stock Appreciation Right shall have the same terms and conditions as Options, including (i) a Base Amount per Share not less than Fair Market Value of a Share on the applicable Grant Date, and (ii) a term not greater than ten (10) years. In addition to the foregoing, but subject to Section 12.2, the Administrator shall not without approval of the Company’s shareholders (A) reduce the Base Amount per Share under any Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the Base Amount per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Shares are traded).

(i) The Administrator may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Administrator shall determine in its sole discretion.

7. RESTRICTED STOCK AWARDS

7.1. Grants. Shares may be awarded under the Plan to Participants as Restricted Stock either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). Restricted Stock Awards consist of grants of actual outstanding Shares on the applicable Grant Date. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Administrator covering a period of time (“Vesting Period”) specified by the Administrator and may also be subject in whole or in part to additional performance-based vesting conditions designated by the Administrator. A Restricted Stock Award subject to Performance Goal vesting conditions may be denominated as “performance shares.” The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of shares of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Restricted Stock Award. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Administrator, and (b) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute within such time as the Administrator requires an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

7.3. Rights of Holders of Restricted Stock.

(a) Beginning on the Grant Date of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the applicable Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided that, except as otherwise provided in an Award Agreement, any cash, Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock. Any provision herein to the contrary notwithstanding, unless otherwise provided in the applicable Award Agreement, cash dividends or with respect to any Restricted Stock Award and any other property (including additional Shares) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall be: (i) accumulated subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock with respect to which such cash, Shares or other property has been distributed; and (ii) either (A) paid to the Participant at the time such restrictions and risk of forfeiture lapse or (B) forfeited to the extent the underlying Restricted Stock is forfeited.

(b) Shares awarded to a Participant as Restricted Stock shall be subject to the following restrictions until the expiration of the applicable Vesting Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate representing the Restricted Stock; (ii) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such Shares are forfeited, the applicable stock certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall immediately terminate without further obligation on the part of the Company. Any certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.4. Vesting. Restricted Stock Awards shall be subject to such terms and conditions on the time or times when they vest (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement; provided, that, in no event shall the Vesting Period for a Restricted Stock Award be less than a period of time equal to one year, except as provided in Section 11 of the Plan.

7.5. Delivery of Shares. Upon the expiration of the applicable Vesting Period with respect to any Restricted Stock, the restrictions set forth in this Article 7 and the applicable Award Agreement shall be of no further force or effect with respect to the Shares of Restricted Stock, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

8. RESTRICTED STOCK UNIT AWARDS

8.1. Grants. Awards of Restricted Stock Units having a value equal to a designated number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. A Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Administrator covering a period of time (“Vesting Period”) specified by the Administrator and may also be subject to additional Performance Goal vesting conditions designated by the Administrator. A Restricted Stock Unit Award subject to Performance Goal vesting conditions may be denominated as “Performance Stock Units.”

8.2. Award Agreements. The terms of Restricted Stock Unit Awards granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Restricted Stock Unit Award. Each Participant granted Restricted Stock Units shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock Units. The Administrator may also grant Restricted Stock Units with a deferral feature, consistent with applicable law, including Section 409A of the Code, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). To the extent applicable, any reference to Restricted Stock Units in the Plan, includes Deferred Stock Units.

8.3. Rights of Holders of Restricted Stock Units.

(a) No Shares shall be issued at the time a Restricted Stock Unit, or Deferred Stock Unit, is granted, and the Company will not be required to set aside Shares or funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Shares underlying Restricted Stock Units, including Deferred Stock Units, granted hereunder.

(b) At the discretion of the Administrator, each Restricted Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share (“Dividend Equivalents”). Unless otherwise expressly provided in the applicable Award Agreement, Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restricted Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the applicable Vesting Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall automatically terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.

8.4. Vesting. Restricted Stock Unit Awards shall be subject to such terms and conditions on the time or times when they vest and become earned (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement; provided, that, in no event shall the Vesting Period for a Restricted Stock Unit Award be less than a period of time equal to one year, except as provided in Section 11 of the Plan.

8.5. Settlement and Payment. Except as may be provided in the applicable Award Agreement, upon the expiration of the applicable Vesting Period with respect to any outstanding Restricted Stock Units (other than Deferred Stock Units), or upon the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding vested Restricted Stock Unit, or Deferred Stock Unit, (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.3(b) hereof and the interest thereon or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Vesting Period lapsed with respect to each Vested Unit that is not a Deferred Stock Unit, or as of the delivery date in the case of each Vested Unit that is a Deferred Stock Unit. The Company shall issue Shares or make otherwise make payment for each Vested Unit as soon as reasonably possible after expiration of the applicable Vesting Period and on a date selected by the Company; provided that in no event shall settlement of any Vested Units be made later than sixty (60) days after expiration of the applicable Vesting Period (or such shorter period as is necessary to exempt the Award from Section 409A of the Code).

9. OTHER AWARDS

The Administrator may, subject to any restrictions under applicable law or under the rules of any securities exchange on which the Shares are listed, grant Other Share-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Administrator shall determine in its sole discretion. Each Other Share-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. In no event shall the Vesting Period for an Other Share Based Award be less than a period of time equal to one year from the applicable Grant Date, except as provided in Section 11 of the Plan. Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, as specified in the applicable Award Agreement. No Dividend Equivalents shall be paid or credited with respect to Other Share-Based Awards. Any cash, Shares or any other property distributed as a dividend or otherwise with respect to any issued but unvested Shares underlying an Other Share-Based Award shall be subject to the same vesting conditions and risk of forfeiture as such Other Share-Based Award.

10. SECURITIES LAW COMPLIANCE

No Shares shall be issued, purchased or sold under any Award Agreement unless and until (a) any then applicable requirements of federal, state and foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise, vesting or settlement of the Awards; provided that this undertaking shall not require the Company to register under the Exchange Act or other applicable securities laws the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise, vesting or settlement of such Awards unless and until such authority is obtained.

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 10, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

11. CHANGE IN CONTROL PROVISIONS

11.1. Effect of Change in Control. Notwithstanding any provision of the Plan (other than Section 11.2) or any applicable Award Agreement to the contrary, in the event of a Change in Control, all then outstanding Awards shall automatically become 100% vested, exercisable, earned and payable, as of the effective time of the Change in Control. For clarity, to the extent the amount or timing of vesting, exercisability, payment or settlement of any Award is subject to or conditioned upon attainment of Performance Goals stated in the applicable Award Agreement (i.e., the Award is a Performance Award), for purposes of this Section 11.1, such Performance Goals shall be deemed to have been attained at 100% of the applicable target levels.

11.2. Discretionary Cancellation of Awards. In addition, and notwithstanding any contrary provision in this Plan or applicable Award Agreement, in the event of a pending Change in Control, the Administrator may in its discretion and upon at least 10 days’ advance notice to the affected Participants, elect to cancel under this Section 11.2 all or any portion of the then outstanding Awards and cause the Company to pay to the holders thereof, in cash or Shares, or any combination thereof, the then current Fair Market Value of such cancelled Awards. The Administrator shall compute the Fair Market Value of Awards canceled under this Section 11.2 based upon the price per Share received or to be received by the other shareholders of the Company in the Change in Control transaction. In determining the Fair Market Value of Awards cancelled under this Section 11.2, all such cancelled Awards shall be valued as if they are 100% vested and earned (with any Performance Goals deemed satisfied at 100% of the applicable target level). In the case of any Option or Stock Appreciation Right with an Option Exercise Price (or Base Amount in the case of a Stock Appreciation Right) that equals or exceeds the price paid or to be paid for a Share in connection with the Change in Control, the Administrator may cancel the Option or Stock Appreciation Right without the payment of any consideration therefor.

11.3. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

11.4. Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twelve (12) month period beginning after the date hereof, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and provided further that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction, unless immediately following such transaction: (i) more than 70% the total voting power of (A) the surviving corporation resulting from such transaction, or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving corporation, is represented by Company Voting Securities that were outstanding immediately prior to such transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the surviving corporation or its parent corporation), is or becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting power of the outstanding voting securities eligible to elect directors of the parent corporation (or, if there is no parent corporation, the surviving corporation); and (iii) at least a majority of the members of the board of directors of the parent corporation (or, if there is no parent Corporation, the surviving corporation) following the consummation of the transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such transaction (any transaction which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) the date shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any person that is not a Subsidiary.

Notwithstanding the foregoing, (x) a transaction will not be deemed to be a Change in Control for purposes of a specific Award unless the transaction qualifies as a “change in control” event within the meaning of Section 409A of the Code for purposes of such Award; and (y) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Class A Shares are traded); provided, that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2, or (f) take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Class A Shares are traded), including reducing the Option Exercise Price or Base Amount (as applicable) or exchanging an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of changes in the outstanding Shares or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the Option Exercise Price of Options and Base Amount of Stock Appreciation Rights, the maximum number of Shares subject to all Awards stated in Section 3.1 and the maximum number of Shares with respect to which Incentive Stock Options may be granted shall be equitably adjusted or substituted, as to the number, price or kind of share of common stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 12.2, unless the Administrator specifically determines that such adjustment is in the best interests of the Company or its Subsidiaries, the Administrator shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 12.2 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of all Stock Options, ensure that any adjustments under this Section 12.2 will not constitute a modification of such Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 12.2 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.3. Transferability of Awards. Except as provided below, and except as otherwise authorized by the Administrator in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction or performance period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing if provided for in an Award Agreement, a Participant may assign or transfer an Award with the consent of the Administrator (each transferee thereof, a “Permitted Assignee”): (a) to the Participant’s spouse, children, or grandchildren (including any adopted step children and grandchildren); (b) to a trust or partnership for the benefit of one or more person referred to in clause (a); or (c) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Any transfer of an Award or Shares in violation of this Section 12.3 shall be null and void.

12.4. Deferral. The Administrator may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, vesting, satisfaction of Performance Goals, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. The Administrator shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

13. MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Administrator may establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any person the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason “at will.” Except as specifically provided by the Administrator, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Consultant or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Consultants or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and Award Agreement.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation and Forfeiture of Awards; Clawback.

(a) Notwithstanding anything to the contrary contained herein or in any Award Agreement, all outstanding Awards granted to any Participant shall be automatically and immediately canceled if the Participant (a) is terminated for Cause or engages following his or her period of Continuous Service in conduct that would constitute Cause; (b) breaches any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant; or (c) without the consent of the Company, during or following the Participant’s period of Continuous Service for the Company or any Subsidiary, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with and materially adverse to the interest of the Company or any Subsidiary, as determined by the Administrator in its discretion.

(b) Notwithstanding any other provisions in this Plan or any Award Agreement, the Company may cancel any Award, require reimbursement of any Award (or the proceeds thereof) by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan, in accordance with any Company policies that may be adopted and/or modified from time to time by the Company in its discretion (“Clawback Policy”). A Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with any Clawback Policy in effect at the time of the execution of the Award Agreement, as any such policy may be subsequently modified by the Company to comply with applicable law or stock exchange listing requirements. By accepting an Award, the Participant agrees to be bound by any Clawback Policy as in effect at the time of the execution of the Award Agreement, as any such policy may be subsequently modified by the Company to comply with applicable law or stock exchange listing requirements.

13.6. Delivery and Stop Transfer Orders. Upon exercise or vesting of an Award, as applicable, the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, and except as otherwise contemplated by this Plan, 30 days shall be considered a reasonable period of time. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Any provision herein to the contrary notwithstanding, the Company shall have no obligation to issue any Shares pursuant to an Award if the Administrator determines in good faith that such issuance would violate applicable federal, state or foreign securities laws.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Administrator.

13.8. Other Plans. Options may continue to be granted under the Prior Plan and the Other Plan. Additionally, nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the Company Voting Securities voted at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and no Award shall be granted until the shareholders of the Company approve the Plan. Awards may be granted under the Plan at any time and from time to time following shareholder approval of the Plan until the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Sub-Plans.

(a) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law or tax policy. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(b) The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying foreign or state blue sky, securities, tax, employment, privacy or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

13.15. Compliance with Section 409A of the Code; Taxes.

(a) The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement hereunder which constitutes deferred compensation within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and taxation under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

(b) Notwithstanding the foregoing or any other provision of the Plan or any other agreement, neither the Company, any Subsidiary, the Administrator, nor any of their respective directors, officers, employees or agents shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A of the Code or otherwise with respect to the Plan or any Award. Neither the Company, any Subsidiary, the Administrator, nor any of their respective directors, officers, employees or agents shall have any liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. Neither the Company, any Subsidiary, the Administrator, nor any of their respective directors, officers, employees or agents has any liability or obligation to indemnify, reimburse, gross-up or compensate any Participant for any taxes or tax-related penalties, interest and other costs arising out of or resulting from the Plan or any Award, including any taxes under Sections 409A and 4999 of the Code.

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.17. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any Award under the Plan is to be exercised (or to whom any amount or Shares are to be paid or issued) in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

-60-